SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:



[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                           Community Bank System, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies.

--------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

                           COMMUNITY BANK SYSTEM, INC.
                             5790 Widewaters Parkway
                           DeWitt, New York 13214-1883

 ------------------------------------------------------------------------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

 ------------------------------------------------------------------------------


                                 March 30, 1998

TO THE SHAREHOLDERS OF COMMUNITY BANK SYSTEM, INC.:

     At the direction of the Board of Directors of COMMUNITY BANK SYSTEM, INC., a Delaware corporation (the "Company"), NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of the Company (the "Meeting") will be held at 1:00 p.m. on Wednesday, May 13, 1998 at the Holiday Inn, Waterloo, New York for the purpose of considering and voting upon the following matters:

     1. The election of three directors, each to hold office for a term of three years and until their successors have been duly elected.

     2. The approval of amendments to the Company's 1994 Long Term Incentive Compensation Program, Stock Balance Plan, and Deferred Compensation Plan for Directors.

     3. The transaction of any other business which may properly be brought before the Meeting or any adjournment thereof.

                                          By Order of the Board of Directors


                                          /s/ LORETTA L. MARX
                                          ----------------------------------
                                          Loretta L. Marx
                                          Secretary



               YOUR VOTE IS IMPORTANT. YOU ARE THEREFORE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, EVEN IF YOU EXPECT TO BE PRESENT AT THE MEETING. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE MEETING, OR IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AT THAT TIME AND VOTE IN PERSON IF YOU WISH.

                           COMMUNITY BANK SYSTEM, INC.
                             5790 Widewaters Parkway
                           DeWitt, New York 13214-1883

              -----------------------------------------------------


                                 PROXY STATEMENT
                FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 13, 1998

     This Proxy Statement is furnished as part of the solicitation of proxies by the Board of Directors of Community Bank System, Inc. (the "Company"), the holding company for Community Bank, N.A. (the "Bank"), for use at the Annual Meeting of Shareholders of the Company (the "Meeting") to be held at 1:00 p.m. on Wednesday, May 13, 1998, at the Holiday Inn, Waterloo, New York. This Proxy Statement and the form of Proxy are first being sent to Shareholders on approximately March 30, 1998.

     At the Meeting, the Shareholders will be asked to vote for the election of directors. Three of the total of ten directors who serve on the Company's Board of Directors will stand for re-election to the Board at the Meeting. In addition, the Shareholders will be asked to approve amendments to the Company's 1994 Long Term Incentive Compensation Program, Stock Balance Plan, and Deferred Compensation Plan for Directors. Finally, voting will be conducted on any other matters which are properly brought before the Meeting.


                            VOTING RIGHTS AND PROXIES

     The Board of Directors of the Company has fixed the close of business on March 23, 1998 as the record date for determining which Shareholders are entitled to notice of and to vote at the Meeting. At the close of business on the record date, 7,602,968 shares of common stock, no par value, were outstanding and entitled to vote at the Meeting. This is the Company's only class of voting stock outstanding. Each share of outstanding common stock is entitled to one vote with respect to each item to come before the Meeting. There will be no cumulative voting of shares for any matter voted upon at the Meeting. The Bylaws of the Company provide that one-third of the outstanding shares of the Company, represented in person or by proxy, shall constitute a quorum at a shareholder meeting. The Company is not aware of any persons who beneficially own more than 5% of the outstanding voting stock of the Company as of the record date for the Meeting.

     If the enclosed form of Proxy is properly executed and returned to the Company prior to or at the Meeting, and if the Proxy is not revoked prior to its exercise, all shares represented thereby will be voted at the Meeting and, where instructions have been given by a Shareholder, will be voted in accordance with such instructions.

     Any Shareholder executing a Proxy which is solicited hereby has the power to revoke it at any time prior to its exercise. A Proxy may be revoked by giving written notice to the Secretary of the Company at the Company's address set forth above, by attending the Meeting and voting the shares of stock in person, or by executing and delivering to the Secretary a later-dated Proxy.

     The solicitation of Proxies will be by mail, but Proxies may also be solicited by telephone, telegram, or in person by directors, officers, and other regular employees of the Company or of the Bank. The Company will bear all costs of soliciting Proxies. Should the Company, in order to solicit Proxies, request the assistance of other financial institutions, brokerage houses, or other custodians, nominees, or fiduciaries, the Company will reimburse such persons for their reasonable expenses in forwarding proxy materials to Shareholders and obtaining their Proxies.

     The Annual Report of the Company for the fiscal year ended December 31, 1997, incorporating the Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission, is being sent to Shareholders with this Proxy Statement.


                              SHAREHOLDER PROPOSALS

     If shareholder proposals are to be considered by the Company for inclusion in a proxy statement for a future meeting of the Company's Shareholders, such proposals must be submitted on a timely basis and must meet the requirements established by the Securities and Exchange Commission for shareholder proposals. Shareholder proposals for the Company's 1999 Annual Meeting of Shareholders will not be deemed to be timely submitted unless they are received by the Company at its principal executive offices by December 1, 1998. Such shareholder proposals, together with any supporting statements, should be directed to the Secretary of the Company. Shareholders submitting proposals are urged to submit their proposals by certified mail, return receipt requested.


        ITEM 1: ELECTION OF DIRECTORS AND INFORMATION WITH RESPECT TO DIRECTORS AND EXECUTIVE OFFICERS

     The first Item to be acted upon at the Meeting is the election of three directors, each to hold office for three years and until his successor shall have been duly elected and qualified. The nominees receiving a plurality of the votes represented in person or by proxy at the Meeting will be elected directors.

     All Proxies in proper form which are received by the Board prior to the election of directors at the Meeting will be voted "FOR" the three nominees listed below, unless authority is withheld in the space provided on the enclosed Proxy. Each nominee is presently a director of the Company, and each director of the Company is also a director of the Bank. In the event any nominee declines or is unable to serve, it is intended that the Proxies will be voted for a successor nominee designated by the Board. All nominees have indicated a willingness to serve, and the Board knows of no reason to believe that any nominee will decline or be unable to serve if elected. The ten members of the Board (including the nominees for re-election at the 1998 Annual Meeting, if elected) are expected to continue to serve on the Board until their respective terms expire.

     The information on the following pages is furnished for each nominee for director to be elected at the Meeting and each director of the Company whose term of office continues after the Meeting.


                                         NOMINEES FOR DIRECTORS CONTINUING IN OFFICE
                                                                                                        Shares of Company Common
                                                                                                     Stock Beneficially Owned (c)
                                                                           Business                    as of March 23, 1998 (d)
          Name and                 Director of the                    Experience During            --------------------------------
          Age (a)                   Company Since                    Past Five Years (b)                Number(e)         Percent
--------------------------     ---------------------------   ---------------------------------     -----------------   ------------
Nominees (for terms to expire at Annual Meeting in 2001):
---------------------------------------------------------
John M. Burgess                          1991               Retired.  Prior to 1991, President            17,565             .23%
Age 61                                                      of Kinney Drugs, Inc., a drug and
                                                            retail chain with stores located
                                                            throughout northern New York.

James A. Gabriel                         1984               Owner, Franklin & Gabriel,                    33,805             .44%
Age 50                                                      Ovid, New York.

Earl W. MacArthur                        1983               Vice President, WM Academic                   10,973             .14%
Age 69                                                      Search Specialists since 1993.
                                                            From 1972-1992, President, State
                                                            University of New York at
                                                            Canton, New York.
Directors Continuing in Office
------------------------------
Terms Expiring at Annual Meeting in 2000:

Sanford A. Belden                        1992               President and Chief Executive                 51,030              .67%
Age 55                                                      Officer of the Company since
                                                            October 1, 1992. From 1990 to
                                                            1992, Manager, Eastern Region,
                                                            Rabobank Nederland, New York,
                                                            New York.

Nicholas A. DiCerbo                      1984               Partner, law firm of DiCerbo and              65,433              .86%
Age 51                                                      Palumbo, Olean, New York.

Lee T. Hirschey                          1991               President and Chief Executive                 34,557              .45%
Age 62                                                      Officer, Climax Manufacturing
                                                            Company, converter and  manufacturer
                                                            of paper products with facilities
                                                            in Castorland, Lowville, and West
                                                            Carthage, New York.

David C. Patterson                       1991               President and owner of Wight and              17,623              .23%
Age 56                                                      Patterson, Inc., manufacturer and
                                                            seller of livestock feed located in
                                                            Canton, New York.


                                                                                                      Shares of Company Common
                                                                                                     Stock Beneficially Owned (c)
                                                                           Business                    as of March 23, 1998 (d)
          Name and                 Director of the                    Experience During            --------------------------------
          Age (a)                   Company Since                    Past Five Years (b)                Number(e)         Percent
--------------------------     ---------------------------   ---------------------------------     -----------------   ------------

Terms expiring at Annual Meeting in 1999):
------------------------------------------
Richard C. Cummings                      1983               Partner, law firm of Cummings,                42,866           .56%
Age 68                                                      McGuire, Dunckel and Campany,
                                                            Lowville, New York.

William M. Dempsey                       1984               President/Dean, American                       8,445           .11%
Age 59                                                      College of Management and
                                                            Technology (RIT), Dubrovnik,
                                                            Croatia; prior to August 1997,
                                                            Vice President of Finance
                                                            and Administration, Rochester
                                                            Institute of Technology,
                                                            Rochester, New York.

William N. Sloan                         1991               Vice President for Administration              8,376           .11%
Age 63                                                      Emeritus, The State University of
                                                            New York  College  at Potsdam,
                                                            Potsdam, New York; prior to
                                                            1997, Associate Professor of
                                                            Mathematics.

In addition to the information provided above, the following summarizes the                           Shares of Company Common
security ownership of the highest paid executive officers who are not also                           Stock Beneficially Owned (c)
directors of the Company:                                                                             as of March 23, 1998 (d)
                                                                                                   ------------------------------
                                                                                                     Number               Percent
                                                                                                   ---------              -------
James A. Wears                            Regional President                                         51,861                 .68%
                                          Northern Region

Michael A. Patton                         Regional President                                         48,802                 .64%
                                          Southern Region

David G. Wallace                          Senior Vice President                                      42,716                 .56%
                                          and Chief Financial Officer

Girard H. Mayer                           President and Chief Executive                              81,978                1.08%
                                          Officer, Benefit Plans
                                          Administrative Services, Inc.(f)

Number of shares of Company stock beneficially owned by all Directors and                           516,031                6.67%
Executive Officers of the Company as a group (14 persons)

     (a) No family relationships exist between any two or more of the nominees for director or executive officers of the Company.

     (b) No nominee for director or continuing director of the Company holds a directorship with any company (other than the Company) which is registered pursuant to Section 12 or subject to the requirements of
          Section 15(d) of the Securities Exchange Act of 1934, or with any company which is a registered investment company under the Investment Company Act of 1940.

     (c) Represents all shares as to which named individual possessed sole or shared voting or investment power as of March 23, 1998, including shares held by, in the name of, or in trust for, spouse and dependent children of named individual and other relatives living in the same household, even if beneficial ownership has been disclaimed as to any of these shares by the nominee or director.

     (d) The listed amounts include shares as to which certain directors and named executive officers are beneficial owners but not the sole beneficial owners as follows: Mr. Burgess' wife holds 900 shares; Mr. Cummings' wife holds 333 shares and Mr. Cummings holds 22,616 shares as Trustee of the James P. Lewis Irrevocable Trust; Mr. DiCerbo holds 23,467 shares jointly with his wife, 28,195 shares are held in the name of the law partnership of DiCerbo and Palumbo, 664 shares are held by his wife, 349 shares are held by his daughter, and 871 shares are held by his son; Mr. Hirschey's wife holds 1,000 shares and Mr. Hirschey holds 14,000 shares as Trustee for the Retirement Plan of Employees of Climax Manufacturing Company; Dr. MacArthur's wife holds 1,300 shares; Mr. Patterson holds 2,380 shares jointly with his wife and 1,200 shares as Trustee for the Wight and Patterson Retirement Plan; Mr. Patton is the beneficial owner of 3,761 shares held by the Company's 401(k) plan, his wife holds 1,400 shares, and his daughters hold 1,261 shares; Mr. Sloan holds 149 shares jointly with his wife; Mr. Wallace is the beneficial owner of 10,538 shares held by the Company's 401(k) plan; and Mr. Wears is the beneficial owner of 14,300 shares held by the Company's 401(k) plan, he holds 5,589 shares jointly with his wife, and his wife holds 4,926 shares in her own name.

     (e) Includes shares that the following individuals currently have the right to acquire, or will have the right to acquire within 60 days of March 23, 1998, through exercise of stock options issued by the
          Company: Mr. Belden, 17,470 shares; Mr. Burgess, 6,845 shares; Mr. Cummings, 6,845 shares; Mr. Dempsey, 6,845 shares; Mr. DiCerbo, 6,445 shares; Mr. Gabriel, 6,845 shares; Mr. Hirschey, 6,845 shares; Dr. MacArthur, 6,845 shares; Mr. Patterson, 6,845 shares; Mr. Sloan, 6,845 shares; Mr. Patton, 15,220 shares; Mr. Wallace, 19,120 shares; Mr. Wears, 22,850 shares; and Mr. Mayer, 670 shares. These shares are included in the total number of shares outstanding for the purpose of calculating the percentage ownership of the foregoing individuals and of the group as a whole, but not for the purpose of calculating the percentage ownership of other individuals listed in the foregoing table.

     (f) Benefit Plans Administrative Services, Inc. is a wholly-owned subsidiary of the Company.


BOARD COMMITTEES AND MEETINGS

     The Board of Directors of the Company held 12 regularly scheduled meetings during the fiscal year ended December 31, 1997. During this period, each director of the Company attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by committees of the Board on which he served, with the exception of Director Dempsey, who began an approved leave of absence from the Board effective August 20, 1997.

     Among its standing committees, the Board of the Bank has an Audit/Compliance/Risk Management Committee which also serves as the Company's Audit Committee. The Audit/Compliance/Risk Management Committee reviews internal and external audits of the Company and the Bank and the adequacy of the Company's and the Bank's accounting, financial, and compliance controls, and investigates and makes recommendations to the Company's Board and the Bank's Board regarding the appointment of independent auditors. During 1997, this Committee held four meetings and its present members are Directors James A. Gabriel (Chair), John M. Burgess, William N. Sloan, and William M. Dempsey, who is presently on a leave of absence.

     The Bank's Board also has a Personnel Committee which reviews and makes recommendations to the Bank's Board regarding compensation adjustments and employee benefits to be instituted and which also serves as the Company's Personnel Committee. The Personnel Committee reviews the Compensation of nonofficer employees in the aggregate, and the salaries and performance of executive officers are reviewed individually. The Personnel Committee held eight meetings in 1997, and its present members are Directors Nicholas A. DiCerbo (Chair), William N. Sloan, and William M. Dempsey, who is presently on a leave of absence during which James A. Gabriel is serving in his place.

     The Company has a Nominating Committee which makes recommendations to the Board for nominees to serve as directors. The Nominating Committee will consider written recommendations from shareholders for nominees to serve on the Board that are sent to the Secretary of the Company at the Company's main office. The Nominating Committee held two meetings in 1997, and its present members are Directors Richard C. Cummings (Chair) and William M. Dempsey, who is presently on a leave of absence.

     The President and Chief Executive Officer of the Company serves as an ex officio member of all Board committees and receives no compensation for serving in this capacity. Dr. MacArthur, as Chair of the Board, also serves as a member of all Board Committees.


COMPENSATION OF DIRECTORS

     As directors of both the Company and the Bank, Board members receive an annual retainer of $8,000, $500 for each Board meeting they attend, $500 for each Executive Committee meeting they attend, and $350 for each committee meeting they attend. Mr. Belden does not receive an annual retainer or compensation for attending Board and committee meetings. The Chair of the Board receives an all inclusive $46,000 retainer for serving in that capacity. The Chair of the Loan Committee and the Personnel Committee each receives an annual retainer of $2,500; and the Chair of the Investment Committee, the Trust Committee, and the Audit/Compliance/Risk Management Committee each receives an annual retainer of $750. The Company pays the travel expenses incurred by each director in attending meetings of the Board.

     Directors may elect to defer all or a portion of their director fees pursuant to a Deferred Compensation Plan for Directors. Directors who elect to participate in the Plan designate the percentage of their director fees which they wish to defer (the "deferred fees") and the date to which they wish to defer payment of benefits under the plan (the "distribution date"). The plan administrator establishes an account for each participating director and credits to such account (i) on the date a participating director would have otherwise received payment of his deferred fees, the number of shares of Company Common Stock which could have been purchased with the deferred fees, and (ii) from time to time such additional number of shares of Common Stock which could have been purchased with any dividends which would have been received had shares equal to the number of shares credited to the account actually been issued and outstanding. On the distribution date, the participating director shall be entitled to receive either (i) shares of Company common stock equal to the number of shares credited to the director's account, or (ii) at the Company's election, cash equal to the fair market value of the number of shares credited to the account as of the distribution date. The effect of the plan is to permit directors to invest deferred director fees in stock of the Company, having the benefit of any stock price appreciation and dividends as well as the risk of any decrease in the stock price. To the extent that directors participate in the plan, the interests of participating directors will be more closely associated with the interests of shareholders in achieving growth in the Company's stock price.

     In 1995, the directors re-evaluated their total compensation arrangement, in light of the increased responsibility associated with the changing nature of the Company and the "Blue Ribbon Report" issued by the National Association of Corporate Directors. Among other things, the Blue Ribbon Report suggests that director compensation be structured so that it is specifically aligned with the long-term interests of shareholders. In keeping with the spirit of the Blue Ribbon Report, effective January 1, 1996, the Board adopted a "Stock Balance Plan" for nonemployee directors of the Company who have completed at least six months of service as director. The plan establishes an account for each eligible director.

Amounts credited to those accounts reflect the value of 200 shares of the Company's Common Stock for each year of service between 1981 and 1995 at the December 31, 1995 market value, plus an annual amount equal to 200 additional shares of Common Stock beginning in 1996, plus an annual earnings credit equal to the three-year average total return on the Company's Common Stock. The crediting of additional units beginning in 1996 is subject to an adjustment factor which reflects the Company's asset quality, return on equity and CAMELS rating (a measurement of capital, assets, management, earnings, liquidity and sensitivity utilized by the Office of the Comptroller of the Currency, the Bank's primary regulator). The account balance is payable to each director in the form of monthly installment payments over a three, five, or ten year period following the later of age 55 or disassociation from the Board, is subject to a six-year vesting schedule, and is forfeitable in the event of termination from the Board for cause.

     In addition, effective January 1, 1996, the Company's 1994 Long Term Incentive Compensation Program (the "Incentive Plan") was amended, in part to allow for the issuance of Non-Qualified Stock Options to nonemployee directors. The Board believes that providing for the grant of Non-Statutory Stock Options to nonemployee directors is in the best interests of the Company. In the spirit of the Blue Ribbon Report, such a provision more closely aligns the interests of individual directors with the long-term interests of the Company's Shareholders, and enables the Company to continue to attract qualified individuals to serve on the Board.

     The 1996 amendment to the Incentive Plan (which was approved by the Company's Shareholders at their 1996 Annual Meeting) provides that each eligible nonemployee director is to receive an option to purchase 1,610 shares of common stock on or about January 1, 1996, and 2,000 shares on or about each January 1st thereafter. Each option granted to a nonemployee director is granted at an option price per share equal to the market value per share of the Company's common stock on the date of grant, and is fully exercisable upon its date of grant, provided that shares of common stock acquired pursuant to the exercise of such options may not be sold or otherwise transferred by a director within six months of the grant. Each option is exercisable until the earlier of (i) ten years from the date of grant, or (ii) termination of the optionee's service on the Board for cause (as defined in the Incentive Plan). Notwithstanding the foregoing, to the extent that the Committee appointed by the Board to administer the Incentive Plan determines that grants may be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended, the Non-Statutory Stock Options granted to eligible nonemployee directors shall relate to a number of shares of common stock to be determined based upon the financial performance of the Company. Such financial performance shall be determined based upon factors including (but not limited to) the Company's asset quality, return on equity, and CAMELS rating.

     Pursuant to the 1996 amendment to the Incentive Plan, each eligible nonemployee director received an option to purchase 1,610 shares effective January 2, 1996, and an option to purchase 2,598 shares effective December 18, 1996. The December 18, 1996 options would ordinarily have been effective in early January 1997. At its December 18, 1996 meeting, however, the Board authorized a two-for-one split of the Company's common stock, which was subsequently approved by the Shareholders at a special meeting of the Company's Shareholders on February 19, 1997 and consummated on March 12, 1997. In order to avoid subjecting optionees to any artificial impact of an announcement of the pending stock split on the price of the Company's common stock (and, therefore, on the exercise price for the 1997 options), the stock options became effective December 18, 1996, with the exercise price fixed at the closing bid price on that date

     THE PROVISIONS OF THE DEFERRED COMPENSATION PLAN FOR DIRECTORS AND THE STOCK BALANCE PLAN ARE SUBJECT TO CHANGE PURSUANT TO AMENDMENTS TO BE VOTED UPON BY THE SHAREHOLDERS AT THE MEETING. SEE "ITEM 2: APPROVAL OF AMENDMENTS TO 1994 LONG TERM INCENTIVE COMPENSATION PROGRAM, STOCK BALANCE PLAN, AND DEFERRED COMPENSATION PLAN FOR DIRECTORS," BEGINNING ON PAGE 8.

        ITEM 2:  APPROVAL OF AMENDMENTS TO 1994 LONG TERM
                 INCENTIVE COMPENSATION PROGRAM, STOCK
                 BALANCE PLAN, AND DEFERRED COMPENSATION
                 PLAN FOR DIRECTORS

     In February 1998, the Board of Directors voted, subject to Shareholder approval at the Meeting, to make certain amendments to the Company's Stock Balance Plan for Directors ("Stock Balance Plan"), Deferred Compensation Plan for Directors ("Deferred Compensation Plan"), and 1994 Long Term Incentive Compensation Program (the "Incentive Plan"). The proposed amendments, if approved, would make certain changes to the form of compensation provided to nonemployee members of the Board of Directors, in order to reduce the cost to the Company of providing such compensation. The amendments are not intended to materially change the level of compensation provided to nonemployee directors.

     In June 1995, the National Association of Corporate Directors issued a Blue Ribbon Report, in which it outlined the principles of effective director compensation programs. Among other things, the Blue Ribbon Report suggested that director compensation be aligned with the long-term interests of shareholders, be fully disclosed to shareholders, be used to motivate director behavior, and be reflective of the time, effort, and skill required for effective service. The Stock Balance Plan and the Deferred Compensation Plan were each adopted as part of an overall effort by the Company to emphasize equity-based compensation for directors, thereby aligning director compensation more closely with the interests of shareholders in the spirit of the Blue Ribbon Report. In addition, at the 1996 Annual Shareholders' Meeting, the Company's Shareholders approved amendments to the Incentive Plan which, among other things, authorized the issuance of Non-Statutory stock options to nonemployee directors as a means of further emphasizing elements of performance and equity-based compensation.

     Both the Stock Balance Plan and the Deferred Compensation Plan use a "phantom stock" mechanism to tie director compensation to the performance of the Company's Common Stock. Under each of these plans, "phantom stock" units representing a number of notational shares of common stock accumulate in an account. The balance of the account is converted to a dollar value based on the market value of the Company's Common Stock, which is subject to fluctuation. The market value of the Company's Common Stock has appreciated significantly since the adoption of the Stock Balance Plan and the Deferred Compensation Plan, causing a corresponding increase in the cost to the Company of the "phantom stock" benefits under these plans.

     The proposed amendments would, if approved by the Shareholders, provide for payment of benefits under the Deferred Compensation Plan in stock rather than cash, and payment of benefits under the Stock Balance Plan partially in stock and partially in cash. Specifically, the amendments to the Stock Balance Plan would provide that certain Non-Statutory stock options issued under the Incentive Plan, as amended, would offset current and future cash benefits due to directors, thereby significantly reducing the cost of the Stock Balance Plan to the Company. The amendments to the Deferred Compensation Plan would provide for the use of "deferred stock" in lieu of a cash benefit. The Company views its directors' contributions as assets to be invested in rather than costs to be minimized. By compensating directors with Deferred Stock rather than cash, the Company would continue to allow directors to participate with Shareholders in the risks and rewards of Company stock ownership, without subjecting the Company to burdensome costs associated with appreciating stock value. The Board believes that adoption of the proposed amendments is consistent with the principles enunciated in the Blue Ribbon Report, and will result in significant savings to the Company in the overall cost of the Stock Balance Plan and Deferred Compensation Plan.

     The following is a summary of the general features of the Stock Balance Plan and the Deferred Compensation Plan, and the general features of the Incentive Plan applicable to nonemployee directors, as well as a summary of the material amendments proposed to be made to each of the three Plans. These summaries are qualified in their entirety by reference to the specific provisions of the Plans, copies of which are available upon written request addressed to Mrs. Loretta L. Marx, Corporate Secretary, Community Bank System, Inc., 5790 Widewaters Parkway, DeWitt, New York 13214-1883.

GENERAL FEATURES OF THE PLANS

STOCK BALANCE PLAN FOR DIRECTORS

     In 1995, the Company's directors re-evaluated their total compensation arrangement, in light of the objectives emphasized by the Blue Ribbon Report and the increased responsibility associated with the changing nature of the Company. In keeping with the spirit of the Blue Ribbon Report, effective January 1, 1996, the Board adopted the Stock Balance Plan for nonemployee directors of the Company who have completed at least six months of service as director.

     The Stock Balance Plan establishes a "phantom stock" account for each eligible director. Amounts credited to these accounts reflect the value of 200 shares of the Company's Common Stock for each year of service between 1981 and 1995 at the December 31, 1995 market value, plus an annual amount equal to 200 additional shares of Common Stock beginning in 1996, plus an annual earnings credit equal to the three-year average total return of the Common Stock. The crediting of additional units beginning in 1996 is subject to an adjustment factor that reflects the Company's asset quality and CAMELS rating. Before giving effect to the proposed amendments, the Stock Balance Plan provides for payment of each director's account balance in the form of monthly installment payments over a three, five, or ten year period following the later of age 55 or disassociation from the Board, is subject to a six-year vesting schedule, and is forfeitable in the event that a director is terminated from the Board for cause.


DEFERRED COMPENSATION PLAN FOR DIRECTORS

     Effective January 14, 1994, the Board adopted the Deferred Compensation Plan, pursuant to which directors may elect to defer all or a portion of their director fees. The effect of the Deferred Compensation Plan is to permit directors to tie the deferred fees to the market price of the Common Stock of the Company, having the benefit of any stock price appreciation and dividends, as well as the risk of any decrease in the stock price.

     Directors who elect to participate in the Deferred Compensation Plan designate the percentage of their director fees that they wish to defer (the "deferred fees") and the date to which they wish to defer payment of benefits under the plan (the "distribution date"). The plan administrator establishes an account for each participating director and credits to such account (i) on the date a participating director would otherwise have received payment of his deferred fees, the number of "phantom" shares of Common Stock that could have been purchased with the deferred fees, and (ii) from time to time such additional number of "phantom" shares of Common Stock that could have been purchased with any dividends that would have been received had shares equal to the number of "phantom" shares credited to the account actually been issued and outstanding. Before giving effect to the proposed amendments, the Deferred Compensation Plan provides that each participating director shall be entitled to receive, on the distribution date, either (i) shares of Common Stock equal to the number of phantom shares credited to the director's account or (ii) at the Company's election, cash equal to the fair market value of the number of phantom shares credited to the account as of the distribution date.


1994 LONG TERM INCENTIVE COMPENSATION PROGRAM

     The Incentive Plan, as amended by the Shareholders at the 1996 Annual Meeting, provides that each eligible nonemployee director is to receive a Non-Statutory option to purchase 2,000 shares of Common Stock on or about January 1 of each year. Each option granted to a nonemployee director is granted at an option price per share equal to the market value per share of the Common Stock on the date of grant and is fully exercisable upon its date of grant, provided that shares of Common Stock acquired pursuant to the exercise of such options may not be sold or otherwise transferred by a director within six months of the grant. Each option is exercisable until the earlier of (i) ten years from the date of grant or (ii) termination of the optionee's service on the Board for cause. Notwithstanding the foregoing, to the extent that the Personnel Committee (or such other committee as may be appointed by the Board, consisting of not less than three disinterested directors) determines that grants may be exempt from Section 16(b) of the Securities

     Exchange Act of 1934, as amended, the options granted to eligible nonemployee directors shall relate to a number of shares of Common Stock to be determined based upon the financial performance of the Company. Such financial performance shall be determined based upon factors including (but not limited to) the Company's asset quality, return on equity, and CAMELS rating.

     Before giving effect to the proposed amendments, nonemployee directors are not eligible to receive any other types of awards under the Incentive Plan. However, the Incentive Plan currently empowers the Company to award to officers and other key employees of the Company and its subsidiaries (i) incentive stock options within the meaning of Section 422 of the Internal Revenue Code, (ii) Non-Statutory stock options (i.e., options that do not meet the definition of incentive stock options as set forth in Section 422 of the Code), (iii) retroactive stock appreciation rights, and (iv) restricted stock. The Committee has the authority to select participants from those individuals eligible under the Incentive Plan, to establish the terms and conditions of any awards, to authorize awards under the Incentive Plan, and to interpret and construe any provisions of the Incentive Plan. The term of the Incentive Plan is for ten years, and will expire on June 30, 2004 if not earlier terminated by the Board.

     Subject to adjustments in the event of a recapitalization and prior to giving effect to the proposed amendments, the Incentive Plan authorizes the issuance of a total of 610,000 shares of common stock over its ten year term, after adjustment to reflect the two-for-one stock split effectuated on March 12, 1997.


PROPOSED AMENDMENTS TO THE STOCK BALANCE PLAN, THE DEFERRED COMPENSATION PLAN, AND THE INCENTIVE PLAN

     The proposed material amendments to the Stock Balance Plan, the Deferred Compensation Plan, and the Incentive Plan which have been approved by the Board of Directors, and upon which your vote will be requested at the Meeting, are described below. If approved, the proposed amendments would become effective as of May 13, 1998.


PROPOSED AMENDMENTS TO THE STOCK BALANCE PLAN

     Under the current version of the Stock Balance Plan, the Company must pay each eligible director his account balance, in cash, following the later of age 55 or disassociation from the Board. If approved by the Shareholders at the Meeting, the Stock Balance Plan would be amended to allow the Company to grant Non-Statutory stock options to eligible directors under the Incentive Plan as a means of reducing the Company's liability for the directors' respective stock balance accounts ("Offset Options"). The reduction of each director's account balance would be equal to the growth in value of the Offset Options (i.e., the amount by which the aggregate fair market value of the Common Stock underlying the Offset Options exceeds the aggregate exercise price of the Offset Options) as of the date on which the director's account is valued, provided that a director's account would not be reduced below zero. This amendment is not intended to materially change the level of compensation to participating directors under the Stock Balance Plan, but is expected to significantly reduce the cost of this compensation to the Company as described above. As noted below, the Incentive Plan would also be amended in order to authorize the issuance of the Offset Options and the necessary underlying shares of Common Stock.

     The per share exercise price for the Offset Options will be the per share market value of the Common Stock on the date of grant. The Offset Options will be immediately exercisable and will expire at each director's normal retirement date (normally 70 years of age); provided, however, that the Company will provide, by agreement with each director, that any shares issued upon exercise prior to the director's normal retirement date may be issued in the form of "restricted stock." The restricted stock will be subject to forfeiture upon certain specified conditions until the director's retirement, and the director may not sell, assign, transfer, pledge or otherwise encumber the restricted stock during this forfeiture period. In the event that the growth in value of a director's Offset Options is less than the value of the director's Stock Balance Plan account as of the date that the Offset Options are exercised, the shortfall will be paid to the director either in cash or, at the Company's option in the case of an exercise prior to retirement, by the issuance of additional Offset

Options. In the event that the growth in value of a director's Offset Options exceeds the value of the director's Stock Balance Plan account, no adjustment will be made.

     At the time that the proposed amendments were approved by the Board, the Board also adopted resolutions, contingent upon Shareholder approval of the proposed amendments, pursuant to which the Company will grant Offset Options to eligible members of the Board of Directors as of May 13, 1998, at a level such that the projected growth in value of the Offset Options is equivalent to the projected value of the director's Stock Balance account as of the normal retirement age. The Offset Option grants will be adjusted by a number of shares sufficient to account for potential benefit losses to participating directors resulting from the amendments due to factors including, but not necessarily limited to, increased tax liability. In addition, as each director becomes entitled to additional credit under the Stock Balance Plan on an annual basis, and as assumptions change and actual stock performance is realized after the original grant of Offset Options, the Company may grant additional Offset Options as necessary to maintain a projected reduction of the Company's liability approximately equal to the projected value of each director's Stock Balance Plan account as of normal retirement age.

     Notwithstanding the preceding, because of their proximity to retirement from the Board, the Company will not grant Offset Options to Chairman MacArthur and Director Cummings, as there is not enough time prior to retirement to develop sufficient growth in value to be used as a meaningful offset to the account balance for each of these directors. Benefits to Chairman MacArthur and Director Cummings will remain payable in accordance with the otherwise applicable terms of the Stock Balance Plan.

     In addition to the above changes, the proposed amendments would change the annual earnings credit used to adjust each director's Stock Balance Plan account from a three-year average total return of the Common Stock to a one-year total average return.

     Finally, the proposed amendments would provide for immediate distribution of unrestricted shares of Common Stock to each eligible director upon a "change in control" (as defined in the Plan), in a total fair market value equal to the projected value (based upon then current assumptions regarding stock price appreciation and other factors) of the director's Stock Balance account at normal retirement age. If the change in control provision is triggered, each director would also receive a cash payment sufficient to compensate the director for increased tax liability incurred as a result of the early distribution.


PROPOSED AMENDMENTS TO THE DEFERRED COMPENSATION PLAN

     If the proposed amendments are approved by the Shareholders at the Meeting, the Deferred Compensation Plan will be amended to credit each participating director's account with "deferred shares" of Common Stock, issued pursuant to the Incentive Plan (as amended), in lieu of the "phantom stock" currently required under the Plan. This amendment is not intended to materially change the benefits to participating directors under the Deferred Compensation Plan, but is expected to significantly reduce the cost of these benefits to the Company as described above.

     The current "phantom share" mechanism merely provides a device for determining the cash value of a participating director's account, based upon the closing price of the Common Stock on the date that amounts are credited to the director's account and subsequent increases or decreases in the stock price. The ultimate balance of the account is payable in either cash or Common Stock, at the Company's election, at the distribution date. "Deferred shares," by contrast, are unfunded general obligations of the Company that are exchangeable for actual shares of Common Stock on a one-for-one basis as of a director's distribution date, either in a lump sum or in annual installments over a three, five, or ten year period. Participating directors would have no voting rights with respect to deferred stock, and would not be entitled to receive dividends on deferred stock; provided, however, that additional shares of deferred stock would be credited to each participating director's account each year, having a fair market value equal to the quarterly dividends that would have been paid to the director if his deferred shares had actually been issued and outstanding. As noted below, the Incentive Plan would also be amended in order to authorize the issuance of the deferred shares required pursuant to the Deferred Compensation Plan.

     If the proposed amendments are approved by the Shareholders at the Meeting, the dollar value of each participating director's account as of May 13, 1998 will be converted to shares of deferred stock based upon the closing price of the Common Stock on that date. Also, all future elective contributions by participating directors will be credited in shares of deferred stock, rather than phantom stock.

     In addition to the above changes, the proposed amendments would provide for immediate distribution of unrestricted shares of Common Stock to each eligible director upon a "change in control" (as defined in the Plan), in a total fair market value equal to the number of deferred shares credited to the director's account at that time. If the change in control provision is triggered, each director would also receive a cash payment sufficient to compensate the director for increased tax liability incurred as a result of the early distribution.


PROPOSED AMENDMENTS TO THE INCENTIVE PLAN

     If the proposed amendments are approved by the Shareholders at the Meeting, the Incentive Plan would be amended to authorize the grant of Non-Statutory stock options to eligible directors, in addition to the formula-based Non-Statutory stock options currently authorized under the Incentive Plan. These options would include the Offset Options contemplated by the proposed amendments to the Stock Balance Plan, but would also include other Non-Statutory stock options as authorized from time to time at the discretion of the Committee or the Board. The Committee would retain the authority, in accordance with the terms of the Incentive Plan, to select participants from those individuals eligible under the Incentive Plan, and to establish the terms and conditions (including exercise price, vesting schedule and expiration date) of any Non-Statutory stock options awarded from time to time.

     In addition, the proposed amendments would authorize the issuance of shares of Common Stock to eligible directors and employees, with delivery of the shares deferred for later distribution in accordance with the eligible director's or employee's election. This provision would be used to grant "deferred stock" under the Deferred Compensation Plan, as amended, but would also include other deferred shares for eligible directors and employees as authorized from time to time at the discretion of the Committee or the Board. The Committee would retain the authority, in accordance with the terms of the Incentive Plan, to select participants from those individuals eligible under the Incentive Plan, and to establish the terms and conditions of any deferred stock awarded from time to time.

     Finally, the proposed amendments would increase the amount of shares available for issuance under the Incentive Plan from 610,000 to 985,000. This proposed amendment reflects the increase in the number of shares that is projected to be necessary to implement the proposed changes to the Stock Balance Plan and the Deferred Compensation Plan described above, as well as projected future needs for other awards to eligible employees and directors under the remaining effective term of the Incentive Plan.

     The Board believes that the proposed amendments to the Incentive Plan are necessary to implement the changes to the Stock Balance Plan and the Deferred Compensation Plan described above, and to provide maximum flexibility to the Board in structuring equity-based compensation for eligible employees and directors.

FEDERAL INCOME TAX CONSEQUENCES

     The anticipated federal income tax consequences relating to the different types of awards that would be authorized by the proposed amendments are described below.

     Upon Grant of Non-Statutory Stock Options. An optionee will not recognize any taxable income at the time a Non-Statutory stock option is granted, and the Company will not be entitled to a federal income tax deduction at that time.

     Upon Exercise of Non-Statutory Stock Options. Upon exercise of a non-statutory stock option (including, without limitation, an Offset Option), ordinary income will be recognized by the optionee in an amount equal to the excess of the fair market value of the shares purchased at the time of such exercise over the aggregate option price. The Company will be entitled to a corresponding federal income tax deduction. Upon any subsequent sale of the shares, the optionee will generally recognize a taxable capital gain or loss based upon the difference between the per share fair market value at the time of exercise and the per share selling price at the time of the subsequent sale of the shares.

     Restricted Stock. Unless a participant makes the election described below, a participant receiving a grant of restricted stock will not recognize income, and the Company will not be allowed a deduction, at the time such shares of restricted stock are granted. When the restrictions on the shares are in effect, a participant will recognize ordinary income equal to the amount of any dividends received. When the restrictions on the shares are removed or lapse, the excess of fair market value of the shares over the amount paid, if any, by the participant for the shares will be ordinary income to the participant, and will be allowed as a deduction for federal income tax purposes to the Company. Upon disposition of the shares, the gain or loss realized by the participant will be taxable as a capital gain or loss.

     By filing a ss.83(b) election with the Internal Revenue Service within 30 days after the date of grant (or receipt upon exercise of an Offset Option prior to retirement), a participant's ordinary income will be determined as of the date of grant (or exercise, as applicable). In such a case the amount of ordinary income recognized by the participant and deductible by the Company will be equal to the excess of the fair market value of the shares as of the date of grant (or exercise) over the amount paid, if any, by the participant for the shares. If such election is made and a participant thereafter forfeits his or her stock, no deduction will be allowed for the amount previously included in the participant's income. Upon disposition of the shares, the gain or loss realized by the participant will be taxable as a capital gain or loss, provided that the participant has held the shares for the applicable period of time required by the Internal Revenue Code.

     Deferred Stock. A participant will not recognize any taxable income at the time deferred stock is granted, and the Company will not be entitled to a federal income tax deduction at that time. When shares of the Company's Common Stock are received by the participant in exchange for the deferred stock, the participant will recognize ordinary income equal to the fair market value of shares received at that time, and the Company will be entitled to a corresponding federal income tax deduction.

AWARDS UNDER THE PLANS AS AMENDED

     The following table sets forth the estimated grants to be made under the Incentive Plans on May 13, 1998, if the proposed amendments are approved by the Shareholders at the Meeting:


                                NEW PLAN BENEFITS


                                Number of Offset Options       Number of Deferred Shares
                                   pursuant to the                pursuant to the
     Name and Position           Stock Balance Plan            Deferred Compensation Plan
     -----------------           -----------------------       --------------------------
All nonemployee Directors               143,740*                         11,196*
as a group


* The number of Offset Options and Deferred Shares set forth above is based upon an assumed market value for the Company's Common Stock of $31.3125 and, with respect to Offset Options, current assumptions regarding dividend yield and future stock price appreciation. The actual number of Offset Options and Deferred Shares to be granted on May 13, 1998 will depend upon the number of Offset Options and Deferred Shares necessary to accomplish the goals stated above, in light of the status of these factors as of that date.


CERTAIN ANTI-TAKEOVER ASPECTS OF PROPOSED AMENDMENTS

     The proposed amendments would substantially increase the number of shares of Common Stock that could be readily acquired by nonemployee directors. In addition, as noted above, the proposed amendments to the Stock Balance Plan provide for immediate distribution of unrestricted shares of Common Stock to each eligible director upon a "change in control" (as defined in the Plan), in a total fair market value equal to the projected value (based upon then current assumptions regarding stock price appreciation and other factors) of the director's Stock Balance account at normal retirement age. Similarly, the proposed amendments to the Deferred Compensation Plan provide for immediate distribution of unrestricted shares, equal to the number of deferred shares then credited to each participating director's account, in the event of a "change in control." If these change-in-control provisions were triggered on May 13, 1998, based upon current assumptions approximately 265,000 shares of unrestricted Common Stock would be distributed to eligible nonemployee directors.

     Because of these features, the proposed amendments could have the effect of hindering or discouraging a third party from making a tender offer or otherwise attempting to gain control of the Company in a transaction that does not have the full support of the Board of Directors, thereby precluding potential transactions in which Shareholders might receive consideration for their shares in excess of the then current market price.


VOTE REQUIRED FOR APPROVAL

     The affirmative vote of the holders of a majority of all outstanding shares of Common Stock entitled to vote at the Meeting is required for approval of the proposed amendments to the Stock Balance Plan, the Deferred Compensation Plan, and the Incentive Plan. The Board of Directors recommends that Shareholders vote FOR this proposal. Proxies solicited will be so voted unless shareholders specify a contrary vote or abstain.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information concerning compensation paid by the Bank to those persons who were, at December 31, 1997, (i) the chief executive officer and (ii) the other most highly compensated executive officers whose annual salary and bonus exceeded $100,000.

                                      SUMMARY COMMPENSATION TABLE
                                                                                   Long-Term
                                                                                 Compensation
                                         Annual Compensation                        Awards
                                  -------------------------------     --------------------------------------
                                                          Other
      Name and                                            Annual                 Restricted        All Other
      Principal                                        Compensation   Stock       Stock         Compensation
      Position           Year    Salary($) Bonus($)(1)  ($)(2)      Options(#)   Awards ($)       ($)(3)
------------------------------------------------------------------------------------------------------------
 Sanford A. Belden        1997    300,000    120,000      3,667          0          0              101,768
 President and Chief      1996    275,000    104,500      3,318     40,000          0               82,844
 Executive Officer        1995    240,000     86,400      4,082     14,650          0               67,273

 James A. Wears           1997    142,000     42,600      3,706          0          0               10,418
 Regional President       1996    135,000     37,800      4,705     16,200          0               10,407
 Northern Region          1995    129,000     33,550      3,249      5,150          0                9,201

 Michael A. Patton        1997    142,000     42,600      2,990          0          0               12,132
 Regional President       1996    135,000     37,800      2,906     16,200          0               10,908
 Southern Region          1995    129,000     33,550      3,956      5,100          0                9,675

 David G. Wallace         1997    131,000     39,300          0          0          0              17,448
 Senior Vice President    1996    125,000     35,000          0     23,800          0              10,411
 and Chief Financial      1995    119,000     30,950          0      4,800          0               8,861
 Officer

 Girard H. Mayer          1997    127,000     30,000      1,735          0          0              10,408
 President and Chief      1996*    58,615     15,000        655      2,680          0               5,101
 Executive Officer,
 Benefit Plans
 Administrative
 Services, Inc.




     * Mr. Mayer's employment commenced on July 8, 1996.

     (1) The amounts shown in this column for Messrs. Belden, Wears, Patton, and Wallace reflect payments under the Company's Management Incentive Plan, an annual cash award plan based on performance and designed to provide incentives for employees. The amount shown in this column for Mr. Mayer reflects payment under Mr. Mayer's Employment Agreement.

     (2) The amounts disclosed in this column include the reportable value of the personal use of Company-owned vehicles for Messrs. Belden, Wears, Patton, and Mayer, which amounted to $3,667, $3,706, $2,990, and $1,735, respectively, in 1997.

     (3) The amounts in this column include: (a) the value of group term life insurance benefits in excess of $50,000 under a plan available to all full-time employees for which Messrs. Belden, Wears, Patton, Wallace, and Mayer received $2,250, $814, $1,348, $1,221, and $1,836 in 1997, respectively; (b) Company contributions to the Employee Savings and Retirement Plan, a defined contribution plan, amounting to $4,750 for Mr. Belden; $3,570 for Mr. Wears; $4,750 for Mr. Patton; $3,566 for Mr. Wallace; and $8,572 for Mr. Mayer; (c) Company contributions under the Company's Deferred Compensation Plan, amounting to $13,209 for Mr. Belden; $6,034 for Mr. Wears; $6,034 for Mr. Patton; and $5,569 for Mr. Wallace; and (d) the expense associated with Mr. Belden's supplemental retirement plan, which amounted to $81,559 in 1997, and the expense associated with Mr. Wallace's supplemental retirement plan, which amounted to $7,092 in 1997. The Company does not maintain any "split-dollar" arrangements for any of the named executives.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

     On December 18, 1996 the Board of Directors approved 1997 incentive stock option awards for senior management. Under normal circumstances, these option awards would have been effective on or about January 2, 1997, with the exercise price based upon the price of the Company's common stock on the effective date. At the December 18, 1996 meeting, however, the Board also authorized a two-for-one split of the Company's common stock, which was subsequently approved by the Shareholders at a special meeting of the Company's Shareholders on February 19, 1997, and was consummated on March 12, 1997. In order to avoid subjecting optionees to any artificial impact of an announcement of the pending stock split on the price of the Company's common stock (and, therefore, on the exercise price for the 1997 options), the Board authorized the stock options to be awarded effective December 18, 1996, with the exercise price fixed at the closing bid price on that date. Consequently, no stock options were granted to the named executive officers in 1997.


               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table provides information for the named executive officers, with respect to (i) stock options exercised in fiscal year 1997, (ii) the number of stock options held at the end of fiscal year 1997, and (iii) the value of in-the-money stock options at the end of fiscal year 1997.


                                                                 Number of Unexercised Options            Value of Unexercised
                                                                              at                         In-the-Money Options
                                                                           12/31/97 (#)                   at 12/31/97 ($) (1)
                                                                 ----------------------------     ---------------------------------
                                 Shares
                               Acquired on          Value
          Name                Exercise (#)        Realized ($)    Exercisable    Unexercisable    Exercisable       Unexercisable
-------------------------     -------------    --------------    --------------  --------------  --------------   -----------------
Sanford A. Belden                81,400          871,732            8,821           45,029          125,671          678,401
James A. Wears                    4,000           85,496           17,760           17,690          363,728          268,832
Michael A. Patton                 5,000          108,254           11,740           17,660          220,489          268,286
David G. Wallace                  4,800           81,600           14,220           23,840          274,809          381,548
Girard H. Mayer                       0                0              670            2,010            8,166           24,497


     (1) Based on the closing price of the Company's common stock on December 31, 1997 of $31.3125 per share.

                               PENSION PLAN TABLE

                                YEARS OF SERVICE


  Highest Five
  Year Average
 Compensation (1)                15                     20                      25                     30                     35
 ----------------         ----------------     ----------------        -----------------     ------------------       -------------
      20,000                   2,700                  3,600                   4,500                  5,400                   6,300
      50,000                   8,768                 11,690                  14,613                 17,536                  20,458
     100,000                  20,393                 27,190                  33,988                 40,786                  47,583
     125,000                  26,205                 34,940                  43,676                 52,411                  61,146
     150,000                  32,018                 42,690                  53,363                 64,036                  74,708
     160,000                  34,343                 45,790                  57,238                 68,656                  80,133


     (1) For 1997, the Internal Revenue Code limits the total compensation that may be taken into account in calculating benefits to $160,000.


     The table above sets forth the estimated annual benefits under the formula adopted for post-1988 years of service, payable upon retirement at age 65 in the form of a single life annuity. Benefits are computed based on the average annual compensation for the highest consecutive five years in the 10 years preceding retirement. The amounts are not subject to any deduction for Social Security. For purposes of calculating the benefit, an employee may not be credited with more than 35 years of service. The base salary and cash award amounts in the Summary Compensation Table on page 15 reflect the covered compensation under the plan for Messrs. Belden, Wears, Patton, Wallace, and Mayer. Messrs. Belden, Wears, Patton, Wallace, and Mayer have been credited with 5, 27, 27, 9, and 17 years of service, respectively, under the plan.

     The pension plan maintained by the Company is a noncontributory defined benefit plan which is funded by the Company and administered by a retirement committee which consists of persons appointed by the Board of Directors. The plan covers all employees of the Company who have completed one full year of continuous service. The Company first entered into a nonqualified supplemental retirement plan agreement with Mr. Belden in January 1995, and with Mr. Wallace in March 1997. The Company does not currently maintain any nonqualified retirement plans for any of the other named executives.


EMPLOYMENT AGREEMENTS

     The Company has an employment agreement with Mr. Belden dated January 1, 1997 providing for his employment as the Company's President and Chief Executive Officer until December 31, 2002. The agreement requires that Mr. Belden devote his full business time and attention to the performance of his duties for a base salary of $300,000 for 1997, $350,000 for 1998, $400,000 for 1999, and $450,000
for 2000; Mr. Belden's base salary for 2001 and 2002 is to be negotiated during the year 2000. In the event that the Company fails to meet certain defined performance targets during a given fiscal year, the Company may renegotiate the scheduled increase in Mr. Belden's base salary for the next succeeding fiscal year. The agreement may be terminated by the Board for good cause at any time. If Mr. Belden's employment is terminated by the Company prior to December 31, 2002 for reasons other than cause, Mr. Belden will be entitled to severance pay equal to the greater of (i) the sum of Mr. Belden's annual base salary at the time of the termination and the most recent payment to Mr. Belden under the Company's Management Incentive Plan, or (ii) amounts payable to Mr. Belden through the unexpired term of his employment. If Mr. Belden's employment is terminated for reasons other than cause within two years following a change of control, the Company will retain him as a consultant for three years at an annual consulting fee equal to his base salary plus the award to Mr. Belden under the Management Incentive Plan for the year immediately preceding the change in control, will reimburse him for any loss incurred on the sale of his home, and all of his stock options will become fully exercisable. In addition, Mr. Belden may voluntarily terminate his employment not sooner than three months nor later than nine months following a change in control, in which event Mr. Belden shall be entitled to receive the payments described in the preceding sentence, with the consulting fees to be reduced by any non-Company wages or self-employment income derived by Mr. Belden during the three-year consulting period.

     The Company also maintains four year employment agreements with Messrs. Wears, Patton, and Wallace, providing for their continued employment until December 31, 2000. These agreements provide for severance pay, in the event of a termination for reasons other than cause, equal to the greater of (i) the sum of the employee's annual base salary at the time of termination and the most recent payment to the employee under the Company's Management Incentive Plan, or (ii) amounts payable to the employee through the unexpired term of his employment. In addition, if the Company elects not to renew the agreement upon expiration, the employee is entitled to severance pay equal to one year of the employee's then current annual base salary, provided that such severance pay shall be reduced to the extent that the employee receives wages or self-employment income during the one year period following expiration of the agreement. The agreements also provide change of control benefits which include a three year consulting engagement and accelerated vesting on all outstanding stock options. Finally, the employee may voluntarily terminate his employment not sooner than three months nor later than nine months following a change in control, in which event the employee shall be entitled to full change in control benefits, with his consulting fees to be reduced by any non-Company wages or self-employment income derived by the employee during the three-year consulting period.

     The Company has an Agreement with Mr. Mayer and Benefit Plans Administrative Services, Inc., a wholly owned subsidiary of the Company ("BPA"), providing for Mr. Mayer's employment as BPA's President and Chief Executive Officer until July 9, 2001. The Agreement requires that Mr. Mayer devote his best efforts to the performance of his duties for a base salary of $127,000 per year, subject to increase by the Company's Compensation Committee. In addition, the Agreement provides that Mr. Mayer shall receive annual incentive bonuses based upon a percentage of BPA's pre-tax income (as defined in the Agreement), but in no event less than the following amounts, subject to potential reduction based upon factors set forth in the Agreement: $15,000 for calendar year 1996, $30,000 for 1997, $10,000 for 1998, $10,000 for 1999, $10,000 for 2000, and
$10,000 for 2001. The Agreement may be terminated by the Company for "cause" (as defined in the Agreement) at any time. The Agreement also provides change-in-control benefits which include payment of Mr. Mayer's base salary through the unexpired term of the Agreement, as well as payment of annual incentive bonuses through the unexpired term of the Agreement in an amount equal to the last annual bonus paid to Mr. Mayer prior to the occurrence of the change-in-control.


SUPPLEMENTAL RETIREMENT PLAN AGREEMENTS

     The Company has Supplemental Retirement Plan Agreements with Mr. Belden and Mr. Wallace. Under Mr. Belden's Supplemental Retirement Plan Agreement, the Company must provide Mr. Belden with an annual supplemental retirement benefit which amounts to the sum of (i) 5% of his final five year average salary, for each of his first ten years of service, plus (ii) 2% of his final five year average salary, for each year of service in excess of ten years. The supplemental retirement benefits are reduced by the benefit payable under the Company's pension plan, Mr. Belden's Social Security benefit, the benefits payable from two other pension plans in which Mr. Belden participated prior to joining the Company in 1992, and certain additional amounts. The supplemental retirement benefit is payable at age 65 in the form of an actuarially reduced joint and 50% survivor benefit, provided that benefits payable prior to age 65, or in another form, are subject to the same actuarial adjustments as benefits under the Company's pension plan.

     Under Mr. Wallace's Supplemental Retirement Plan Agreement, the Company must contribute to the Company's deferred compensation plan, on behalf of Mr. Wallace, certain additional amounts as of the last day of each calendar year for which Mr. Wallace is credited with a "Year of Service" under the Company's pension plan. In addition, in the event that Mr. Wallace's employment is terminated within two years following a change in control, Mr. Wallace's Supplemental Retirement Plan Agreement provides for crediting for retirement purposes in the greater amount of actual years of service or 20 years.

                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

     The members of the Personnel Committee of the Bank's Board of Directors during the last fiscal year were Nicholas A. DiCerbo (Chair), James A. Gabriel, Earl W. MacArthur, and William N. Sloan. As noted on page 5, William M. Dempsey, who is also a member of this Committee, has been granted an approved leave of absence from the Board effective August 20, 1997. The Personnel Committee reviews and makes recommendations regarding compensation levels and employee benefits. As noted on page 22, the law firms of Cummings, McGuire, Dunckel and Campany, of which Director Cummings is a partner, DiCerbo and Palumbo, of which Director DiCerbo is a partner, and Franklin & Gabriel, of which Director Gabriel is owner, provided legal services to the Bank during 1997.


                        REPORT OF THE PERSONNEL COMMITTEE
                            ON EXECUTIVE COMPENSATION

     The Company has adopted a multi-faceted approach towards compensating all of its employees, including senior management. The underlying philosophy and description of major components of the total compensation program are described below.


Philosophy

     The total compensation program is intended to align compensation with business objectives and enable the Company to attract and retain individuals who are contributing to the long-term success of the Company. Towards this end:

     The Company pays competitively. The Company regularly compares its cash, equity and benefits based compensation practices with those of other companies of similar size, operating in similar geographic market areas, many of which are represented in the stock performance graph included on page 21, and establishes compensation parameters based on that review.

     The Company encourages teamwork. The Company recognizes that its long-term success results from the coordinated efforts of employees working towards common, well established objectives. While individual accomplishments are encouraged and rewarded, the performance of the Company is a determining factor in total compensation opportunities.

     The Company strives for fairness in the administration of pay. The Company strives to ensure that compensation levels accurately reflect the level of accountability that each individual has within the Company; employees are informed of the total compensation program; decisions made regarding individual performance which affect compensation matters are based upon an objective assessment of performance; and all employees have equal access to positions within the Company which provide for increased levels of total compensation.

     The process of assessing performance involves the following:

     1. Prior to the beginning of each fiscal year, the Chief Executive Officer establishes and distributes written goals, which must be approved by the full Board. Those goals include specific financial targets relative to earnings and asset quality. The Company strives to achieve financial results which are in the upper third of the results published by its peer group.

     2. Individuals at each successive level of management establish written goals, which must be approved by their respective managers.

     3. All goals are reviewed on an ongoing basis to ensure that the Company is responding to changes in the marketplace and economic climate, and that accomplishment of retained goals is ensured.

     4. At the end of the fiscal year, performance is evaluated against goals and other key position responsibilities. Such evaluations affect decisions on salary, cash award, and stock option matters.


Compensation Programs

     The Company defines itself as a super-community bank which provides products of a more comprehensive and advanced nature than those offered by smaller institutions, while simultaneously providing a level of service which exceeds the service quality delivered by larger regional and money center organizations. The delivery of those products and services, in ways that enhance shareholder value, requires that the Company attract key people, promote teamwork, and reward results. In furtherance of those requirements, the Company maintains the following compensation programs.

     Cash-Based Compensation

     Salary The Company sets base salaries for employees by reviewing the total cash compensation opportunities for competitive positions in the market. In order to more closely align employee compensation to the Company's performance, the Company uses a combination of competitive base salaries and performance incentive opportunities to provide for total compensation that may exceed those in comparable companies which do not generate comparable financial results.

     Management Incentive Plan The Compsany maintains an annual incentive plan in which 33% of its employees participate. The Company's performance to targeted asset quality, return on equity, and CAMELS rating, which targets are approved by the Board, triggers the payment of cash awards for all employees in this group. Award levels, which amount to a percentage of salary, have been established for different organizational levels within the Company. For Mr. Belden, 100% of his award is determined by the Company's performance relative to the financial targets described above. For Messrs. Wears, Patton, and Wallace, 80% of their respective award opportunities reflect the Company's performance relative to the financial targets, and 20% of their respective award opportunities reflect performance to other quantitative and qualitative goals specific to their areas of responsibility. 100% of Mr. Mayer's award opportunity reflects the performance of Benefit Plans Administrative Services, Inc. relative to certain financial targets.

     Equity-Based Compensation

     Stock Option Program The purpose of this program is to provide additional incentives to employees to work to maximize shareholder value. The option program serves as an effective tool in recruiting key individuals and utilizes vesting periods to encourage these individuals to continue in the employ of the Company. The Board frequently awards options in years during which the Company has achieved its financial targets. The number of stock options issued generally reflects a percentage of salary; and various percentages have been established for different organizational levels within the Company.

     Restricted Stock The Company has, on occasion, issued limited amounts of restricted stock to individuals to support a variety of business objectives. Examples include: performance unit shares have been issued in start-up and turnaround assignments, with vesting schedules tied to specific performance criteria; and restricted shares have been issued to newly promoted and hired individuals who received initial stock option awards with no in-the-money exercisable value.

CEO Compensation

     In December 1997, the full Board formally reviewed Mr. Belden's performance for fiscal year 1997, his fifth full year as the Company's President and CEO. Having determined that the Company's level of performance relative to its previously approved annual and long-term financial targets had been surpassed, the Board, operating under the terms of the Management Incentive Plan disclosed in this Report, authorized the payment of Mr. Belden's cash award for 1997, which amounted to $120,000. Mr. Belden's $300,000 base salary level for 1997 is well supported by competitive wage survey data, and the increase over his 1996 base salary level is well supported by the Company's strategic accomplishments and financial performance during the 1996 evaluation period.

     The foregoing report has been provided by Nicholas A. DiCerbo (Chair), James A. Gabriel, Earl W. MacArthur, and William N. Sloan, members of the Personnel Committee.


                             STOCK PERFORMANCE GRAPH

     The following graph compares cumulative total shareholder returns on the Company's stock over the last five fiscal years to the NASDAQ Index and the NASDAQ Bank Stocks Index. Total return values were calculated assuming $100 investment on January 1, 1992 and reinvestment of dividends.



                [GRAPHICAL REPRESENTATION OF PERFORMANCE GRAPH]



                                1992            1993             1994             1995            1996             1997
                                -----------------------------------------------------------------------------------------
Community Bank System, Inc.     100            122.32           117.12           148.78          190.11           310.85
NASDAQ Stock Market Index       100            114.80           112.21           158.70          195.19           239.53
NASDAQ Bank Stocks Index        100            114.04           113.63           169.22          223.41           377.44


                          TRANSACTIONS WITH MANAGEMENT

     Some of the directors and executive officers of the Company and the Bank (and the members of their immediate families and corporations, organizations, trusts, and estates with which these individuals are associated) are indebted to the Bank. However, all such loans were made in the ordinary course of business, do not involve more than the normal risk of collectibility or present other unfavorable features, and were made on substantially the same terms, including interest rate and collateral requirements, as those prevailing at the same time for comparable loan transactions with unaffiliated persons. No such loan is nonperforming at present. The Company expects that the Bank will continue to have banking transactions in the ordinary course of business with the Company's executive officers and directors and their associates on substantially the same terms, including interest rates and collateral, as those then prevailing for comparable transactions with others.

     Outside of these normal customer relationships, none of the directors or executive officers of the Company or the Bank and no 5% shareholders of the Company (or members of the immediate families of any of the above or any corporations, organizations, or trusts with which such persons are associated) maintains any significant business or personal relationship with the Company or the Bank, other than as arises by virtue of his ownership interest in the Company or his position with the Company or the Bank. The law firms of (i) Cummings, McGuire, Dunckel and Campany, of which Director Cummings is a partner, provided legal services to the Bank's operations in its Northern Region Markets,
(ii) Franklin & Gabriel, owned by Director Gabriel, provided legal services to the Bank's operations in its Finger Lakes Market, and (iii) DiCerbo and Palumbo, of which Director DiCerbo is a partner, provided legal services to the Bank's operations in its Southern Region Markets. For services rendered during 1997 and for related out-of-pocket disbursements, Cummings, McGuire, Dunckel and Campany received $60,955 and DiCerbo and Palumbo received $126,700 from the Bank. The amount received by Franklin and Gabriel from the Company or Bank was less than 5% of the gross revenues of the law firm for the last fiscal year.


                              INDEPENDENT AUDITORS

     Coopers & Lybrand L.L.P., Independent Certified Public Accountants, were retained by the Company at the direction of the Board of Directors. The independent auditors have audited the financial statements of the Company for the fiscal year ended December 31, 1997 and performed such other nonaudit services as the Board requested.

     A representative of Coopers & Lybrand L.L.P. will be present at the Meeting. This representative will have the opportunity to make a statement, if he so desires, and will be available to respond to appropriate questions from Shareholders.


                                  OTHER MATTERS

     The Board of Directors of the Company is not aware of any other matters that may come before the Meeting. However, the Proxies may be voted with discretionary authority with respect to any other matters that may properly come before the Meeting.


Date:  March 30, 1998                        By Order of the Board of Directors

                                             /S/ LORETTA L. MARX
                                             -------------------
                                             Loretta L. Marx
                                             Secretary

                                    ANNEX I
2/3/98

                           COMMUNITY BANK SYSTEM, INC.

                    DEFERRED COMPENSATION PLAN FOR DIRECTORS

                    -------------------------------------------
                            Including First Amendment
                    -------------------------------------------

                                    ARTICLE I

                             PURPOSE AND DEFINITIONS

Section 1.01 - Purpose:

     The purpose of this Plan is to provide a uniform mechanism for the elective deferral by members of the Company's Board of Directors of fees payable to them by the Company and its subsidiaries for their services as directors.

Section 1.02 - Definitions:

     For the purpose of this Plan, the following terms shall have the meanings ascribed to them below:

     (a) "Account" shall mean the special unfunded memorandum account maintained by the Company on its books for a Participant under this Plan in accordance with
Section 3.01.

     (b) "Beneficiary" shall mean the beneficiary or beneficiaries designated by a Participant, as provided by Section 3.03, to receive Benefits payable (if any) subsequent to such Participant's death.

     (c) "Benefits" shall mean the benefits payable to a Participant or (his Beneficiary) under the terms of this Plan, as more particularly described in
Section 3.01.

     (d) "Board of Directors" shall mean the Board of Directors of the Company.

     (e) "Change in Control" shall have the same meaning as in the Company's Stock Balance Plan for Directors.

     (f) "Company" shall mean Community Bank System, Inc., a Delaware Corporation and registered bank holding company, and Community Bank, N.A., a national banking association.

     (g) "Deferred Fees" shall mean the Fees which a Participant elects to defer pursuant to his Participation Agreement, as provided by Section 2.02.

     (h) "Director" shall mean a member of the Board of Directors.

     (i) "Distribution Date" shall mean the date irrevocably elected by a Participant pursuant to his Participation Agreement as the date on which the payment of Benefits under this Plan is to commence.

     (j) "Fees" shall mean the fees payable to a Director in his capacity as a Director, as provided by the Company's Bylaws, as in effect from time to time.

     (k) "Plan" shall mean this Deferred Compensation Plan for Directors, as amended from time to time.

     (l) "Plan Administrator" shall mean the Trust Department of Community Bank, National Association, or such other person, committee, or entity which may be designated by the Board of Directors as Plan Administrator from time to time.

     (m) "Plan Year" shall mean each calendar year provided that the initial Plan Year shall commence on January 19, 1994 and shall end on December 31, 1994.

     (n) "Participant" shall mean any Director who has elected to defer any portion of his Fees pursuant to Section 2.02.

     (o) "Participation Agreement" shall mean the written agreement between the Company and a Participant, in a form provided by the Plan Administrator, which sets forth certain provisions and elections relative to the Plan, the amount of the Deferred Fees, the form and manner of paying Benefits, and such other terms and conditions determined by the Plan Administrator to be appropriate and consistent with the terms of this Plan.

     (p) "Shares" shall mean shares of the Common Stock of the Company.

                                   ARTICLE II

                                DEFERRAL ELECTION

Section 2.01 - Eligibility:

     All Directors shall be eligible to participate in this Plan.

Section 2.02 - Enrollment in Plan:

     (a) A Director may become a Participant and agree to defer Fees not yet earned by entering into a Participation Agreement prior to the first day of the Plan Year in which the Participation Agreement is to become effective.

     (b) The Deferred Fees in a given Plan Year may be any percentage (in any multiple of 5%) of the Participant's Fees, but in no event less than $500 in any Plan Year.

      (c) Except to the extent otherwise provided by this Plan, a Participant may modify or revoke his Participation Agreement with respect to any Fees to be earned in a subsequent Plan Year by delivery of written notice (in a form provided by the Plan Administrator) to the Plan Administrator at least thirty (30) days prior to the beginning of the Plan Year for which such revocation or modification is to be effective. Notwithstanding any such revocation or modification, amounts previously deferred shall be paid only as provided by this Plan and the Participant's Participation Agreement.

                                   ARTICLE III

                                    BENEFITS

Section 3.01 - Stock Benefits:

     (a) The Plan Administrator shall establish an Account for each Participant and shall credit to such Account:

          (1) on the date such Participant would have otherwise received payment of his Deferred Fees, the number of Shares which could have been purchased with such Deferred Fees (the "Deferred Shares"); and

          (2) until the Distribution Date, or later if the Participant elects to receive distributions over the ten year period provided for in Section 3.01
     (d), such additional number of Deferred Shares which could have been purchased with the dividends which would have been received (without reduction for taxes which would have been payable on such dividends) had Shares equal in number to the Deferred Shares then credited to the Account been issued and outstanding.

     (b) The number of Deferred Shares shall be subject to adjustment, as the Plan Administrator deems appropriate, to reflect stock dividends, stock splits, stock combinations, and reorganizations affecting Shares.

      (c) The Account shall be payable to the Participant (or his Beneficiary) only in Shares, in a number equal to the Deferred Shares credited to the Participant's Account.

      (d) As of the Distribution Date, the Account shall be payable, at the Participant's election as set forth in his Participation Agreement, in either:
(1) lump sum; or (2) three, five, or ten installments. Such election shall be irrevocable.

          (1) In the event the Participant elects to receive his distribution in the form of installments as provided for in Section 3.01 (d), the first such distribution shall be on the Distribution Date, and all subsequent distributions shall be made on or about January 2 of each calendar year thereafter.

          (2) Each of the installment distributions provided to the Participant shall equal a number of Shares derived by dividing the number of Deferred Shares remaining in the Participant's Account by the number of remaining installments distributable to the Participant.

          (3) For the purposes of determining the amount of an installment payment, "market value" shall be the closing price of the Company's stock on the last business day immediately preceding the date of the installment payment.

          (4) The number of Deferred Shares credited to the Participant's account shall include such additional number of Deferred Shares which could have been purchased with the dividends that are credited to the Account during the installment payment period in accordance with the Company's dividend reinvestment practices for common stock owners.

     (e) In the event of a Participant's death prior to payment of the Account in full, the balance of his Account shall be payable to his Beneficiary in accordance with the terms of this Section and the Participant's election under his Participation Agreement.

     (f) The Participant (or his Beneficiary) shall have no right to sell, assign, transfer or otherwise convey or encumber his right to receive any payment of Benefits or any other rights to the Account.

     (g) The Company shall not set aside money in trust or escrow or commit any act to secure payment of the Benefits but shall make payment when due from its general assets. Participants (or their Beneficiaries) shall have no rights against the Company, except as general unsecured creditors of the Company, with respect to their Accounts and Benefits. Section 3.02 - Accelerated Distribution
Date:

     Only in connection with a Change in Control, the Plan Administrator may choose a Distribution Date which is earlier than the Distribution Date specified in a Participant's Participation Agreement, in its sole discretion, upon a Participant's request, in the event of the termination of such Participant's full-time employment with the Company or any other employer (due to retirement or otherwise) under such circumstances that it is reasonably anticipated that the Participant will not become re-employed on a full-time basis within at least six months following such termination. In the event the Participant continues as a Director and an earlier Distribution Date become effective pursuant to this
Section 3.02, the participant shall no longer be entitled to elect deferral of Fees pursuant to this Plan. In the event the Plan Administrator accelerates a Distribution Date pursuant to this Section 3.02, the Company shall make a cash payment to the Participant in an amount sufficient to hold the Participant harmless from any tax liability attributable to acceleration of the Distribution Date.

     A Participant shall have the right to receive a distribution of Shares of Common Stock equal to the number of Shares credited to the Participant, on any of the following occurrences:


          (i) a Change in Control (as defined in the Director's Stock Balance
     Plan);

          (ii) the date five days before the record date for solicitation of proxies for an event that would constitute a Change in Control; or,


          (iii) the date one business day before the closing date for a tender offer not solicited by the Company's Board of Directors. In such event, the Participant will receive shares of Common Stock equal to the number of Deferred Shares credited to the Participant. The issuance of Common Stock will occur no later than five business days after a proposal for an event that either constitutes a Change in Control or a commencement of a tender offer not solicited by the Company's Board of Directors. If the Common Stock is so issued, the Company shall make a cash payment to the Participant in an amount to hold the Participant harmless from any tax liability attributable to the entire issuance of Common Stock (including but not limited to ordinary State and Federal Income Tax and Self-Employment Tax).

Section 3.03 - Beneficiary Designations:

     (a) A Participant may designate, pursuant to his Participation Agreement, one or more Beneficiaries to receive payment of his Benefits in the event of his death. Such designation may be changed by filing written notice with the Plan Administrator in a form provided by the Plan Administrator. If no designation is made, the Participant's estate shall be deemed to be the Participant's Beneficiary.

     (b) Payments shall be made equally to all Beneficiaries if more than one Beneficiary is designated and the Participant fails to provide otherwise pursuant to his Participation Agreement or a subsequent written notice to the Plan Administrator.

     (c) All elections and designations made by the Participant shall be binding upon his Beneficiary.

Section 3.04 - Forfeitability:

      Amounts credited to a Participant's Account and Benefits under this Plan shall not be subject to forfeiture for any reason other than termination of the Participant's employment as a Director for "cause" (as defined below). In the event the Participant is terminated as a Director for cause, he shall forfeit all amounts credited to his Account and all Benefits to which he would otherwise be entitled under the terms of this Plan and his Participation Agreement. For the purposes of this Section, "cause" shall mean acts of dishonesty or moral turpitude which materially affect the Company, conduct tending to damage the reputation of the Company, conviction of a felony, or willful neglect or refusal to perform his duties as a Director to the Company.

                                   ARTICLE IV

                                   WITHDRAWALS

Section 4.01 - Emergency:

     (a) In the case of an unforeseeable emergency prior or subsequent to the commencement of Benefit payments, a Participant may apply to the Plan Administrator for withdrawal of an amount reasonably necessary to satisfy the emergency need. If such application for withdrawal is approved by the Plan Administrator, the withdrawal will be effective at the later of the date specified in the Participant's application or the date of approval by the Plan Administrator and shall be payable in lump sum within thirty (30) days of such effective date.

     (b) For the purposes of this Plan, the term "unforeseeable emergency" means a severe or financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. Unexpected and unreimbursed expenses which cause great hardship to one Participant may not cause such hardship to another Participant. Means available to one Participant for meeting a real emergency of a financial nature may not be available to another Participant. Withdrawals for foreseeable expenditures normally budgetable, such as down payments on a home or purchase of an auto or college expense, will not be permitted. The Plan Administrator shall not permit withdrawal for unforeseeable emergency to the extent that such hardship is or may be relieved:

          (1) through reimbursement of compensation by insurance or otherwise;

          (2) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or

          (3) by cessation of deferrals under the Plan.

     (c) In no event shall the amount of a withdrawal for unforeseeable emergency exceed the amount of Benefits which would have been available if the Participant had terminated his participation in this Plan at the time of withdrawal. Notwithstanding any other provision of this Plan, if a Participant makes a withdrawal, the amount of the Participant's Benefits under the Plan shall be appropriately reduced to reflect such withdrawal. The remainder of any payable Benefits shall be payable in accordance with otherwise applicable provisions of this Plan and the Participant's Participation Agreement.

                                    ARTICLE V

                             NONASSIGNABILITY CLAUSE

Section 5.01 - Nonassignability:

     No participant or Beneficiary nor any other designee shall have any right to commute, sell, assign, pledge, transfer or otherwise convey or encumber the right to receive any payments under this Plan, which payments and rights are expressly declared to the be nonassignable and nontransferable. Nor shall any unpaid Benefits be subject to attachment, garnishment or execution, or be transferable by operation of law in the event of bankruptcy or insolvency of the Participant except to the extent otherwise required by law.

                                   ARTICLE VI

                               PLAN ADMINISTRATOR

Section 6.01 - Duties of Plan Administrator:

      The Plan Administrator shall be charged with the general administration of the Plan on behalf of the Company, and shall have all powers necessary to accomplish those purposes, including, but not by way of limitation, the following;

     (a) To construe, interpret and administer the Plan;

     (b) To make allocations and determinations required by the Plan;

     (c) To compute and certify to the Company the amount and kind of Benefits payable to Participants or their Beneficiaries;

     (d) To authorize all disbursements by the Company pursuant to the Plan;

     (e) To maintain the necessary records for the administration of the Plan;

     (f) To make and publish such rules for the regulation of the Plan consistent with its terms; and

     (g) To enter into Participation Agreements with Participants on behalf of the Company.

Section 6.03 - Compensation, Indemnity and Liability:

     The Plan Administrator shall receive such compensation for its services under this Plan as agreed to by the Company. The Plan Administrator shall not be liable for any act or omission on its part, except its own willful misconduct or gross negligence. The Company shall indemnify and save harmless the Plan Administrator against any and all expenses and liabilities arising out of the performance of its duties under this Plan, except expenses and liabilities arising out its own willful misconduct or gross negligence.

Section 6.04 -Determinations of Plan Administrator:

     All determinations of the Plan Administrator in the interpretation and administration of this Plan (including, but not limited to, determinations as to the amounts of the Benefits payable to a Participant or his Beneficiary) shall be conclusive and binding upon Participants and their Beneficiaries.

                                   ARTICLE VII

                               SOURCE OF PAYMENTS

Section 7.01 - Source of Payments:

     All payments under this Plan shall be paid from the general assets of the Company. No special fund shall be established and no special segregation of assets shall be made to assure the payment of Benefits under this Plan. A Participant shall have no right, title or interest whatever in or to any investments which the Company may make to aid it in meeting its obligations under this Plan, pursuant to Section 7.02 or otherwise. Nothing contained in this Plan and no action taken pursuant to its provisions shall create or be construed to create a trust of any kind or a fiduciary relationship between the Company or the Plan Administrator and any Participant or any other person. To the extent any person acquires a right to receive payments under this Plan from the Company, such right shall be no greater than the right of an unsecured general creditor of the Company.

Section 7.02 - Reserves:

     For the purpose of aiding the Company in providing for payments under this Plan, the Company may maintain a reserve fund which shall remain, at all times, a part of the general assets of the Company. The Company shall not be obliged to maintain such a reserve fund. If a reserve fund is maintained, its funds may be invested in securities, certificates of deposit, insurance or annuity contracts, or any other assets selected by the Company in its sole discretion, without the approval or direction of any Participant.

Section 7.03 - Constructive Receipt:

     (a) It is intended that Deferred Fees and Benefits under this Plan shall not be includible in a Participant's gross income until actual receipt of such amounts by the Participant. However, neither the Company nor the Plan Administrator represent or warrant to any Participant that, under existing or future law, rules, regulations, or determinations of the Internal Revenue Service or any court, such amounts shall not be includible in a Participant's gross income prior to actual receipt.

     (b) Each Participant shall agree to writing to provide the Plan Administrator with prompt written notice of any determination by any governmental body or agency (including, but not limited to, the Internal Revenue Service) or any court to the effect that any Deferred Fees or Benefits under this Plan are includible in his gross income prior to his actual receipt of such amount.

     (c) The Company shall pay a Participant, upon the Participant's request, the amount of Deferred Fees or Benefits which, by a final determination of the Internal Revenue Service, is deemed includible in his gross income.

                                  ARTICLE VIII

                                  MISCELLANEOUS

Section 8.01 - Continued Employment:

     Participation in this Plan shall not give any Participant the right to be retained as a Director or employee of the Company.

Section 8.02 - Taxes and Fees:

      (a) The Company shall be entitled to reduce any amount payable or creditable to a Participant (including, but not limited to, Deferred Fees, the Fees which the Participant does not elect to defer, and Benefits under this
Plan) or to otherwise require adequate provision for payment of FICA, FUTA, and Federal and state income tax withholding, or similar taxes which the Company is required by law to withhold.

     (b) In addition, the amount of any Benefit payable to a Participant (or his Beneficiary) shall be reduced by the fees and expenses paid by the Company to the Plan Administrator with regard to the administration and provision of such Benefits in the event such Participant's employment as a Director is terminated prior to his Distribution Date for any reason other than the merger or consolidation of the Company into another corporation or organization with the other corporation or organization being the survivor.

Section 8.03 - Amendment or Termination of Plan:

     The Company shall have the right to amend or terminate this Plan at any time; provided, however, no such amendment or termination shall affect in any way the Benefits which the Participant or his Beneficiary is entitled to receive as of the date of such amendment or termination.

Section 8.04 - Change of Business Form:

     The Company shall not merge or consolidate with any other corporation or organization or terminate its existence without having made adequate provision for the fulfillment of its obligations under this Plan and the Participation Agreements.

Section 8.05 - Construction:

     Words of the masculine gender shall mean and include correlative words of the feminine and neutral genders and words importing the singular shall mean and include the plural number and vice versa.

Section 8.06 - Effective Date:

     This Plan shall become effective upon the approval of the Board of Directors.

Section 8.07 - Law:

     This Plan shall be governed by the laws of the State of New York, other than its law respecting choice of law, to the extent not preempted by any Federal law.

                                     Adopted on:_____________________________


                                     COMMUNITY BANK SYSTEM, INC.
                                     COMMUNITY BANK, N.A.


                                     By:______________________________________

                                     Title:___________________________________

                           COMMUNITY BANK SYSTEM, INC.
                        STOCK BALANCE PLAN FOR DIRECTORS

                                -----------------

                  Including First, Second and Third Amendments

                                -----------------


     The Board of Directors of Community Bank System, Inc. has adopted this Stock Balance Plan for Directors, effective on January 1, 1996.

                                    ARTICLE I
                                   DEFINITIONS

     The following words and phrases, when used in the Plan with an initial capital letter, shall have the meanings set forth below unless the context clearly indicates otherwise.

     "Account" shall mean a bookkeeping account maintained by the Company in the name of a Participant.

     "Bank" shall mean Community Bank, N. A.

     "Beneficiary" shall mean the person or persons whom a Participant may designate as the beneficiary of the Participant's Benefits under Article III. A Participant's election of a Beneficiary shall be made on the Election Form, shall be revocable by the Participant prior to the commencement of annuity payments pursuant to Article III hereof, and shall be effective only upon its delivery to and acceptance by the Board (which acceptance shall be presumed unless, within ten business days of receiving the Participant's election, the Board provides the Participant with a written notice detailing the reasons for its rejection).

     "Benefits" shall mean the benefits accrued to Accounts pursuant to Article II of the Plan and payable pursuant to Article III of the Plan.

     "Board" shall mean the Board of Directors of the Company.

     "Change in Control" shall mean the occurrence of any one of the following events: (1) any "person" including a "group" as determined in accordance with the Section 13(d)(3) of the Securities Exchange Act of 1934 ("Exchange Act"), is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30 percent or more of the combined voting power of the Company's then outstanding securities; (2) as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination (a "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company; (3) the Company is merged or consolidated with another corporation and as a result of the merger or consolidation less than 70 percent of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former stockholders of the Company, other than (A) affiliates within the meaning of the Exchange Act, or (B) any party to the merger or consolidation; (4) a tender offer or exchange offer is made and consummated for the ownership of securities of the Company representing 30 percent or more of the combined voting power of the Company's then outstanding voting securities; or (5) the Company transfers substantially all of its assets to another corporation which is not controlled by the Company. The following events shall also constitute a "Change in Control" for purposes of this Plan:
(i) the election of a director of the Company who is not nominated by its Board of Directors; (ii) the approval, by the Company's stockholders, of a proposal to pursue a transaction in which the Company would not be the surviving or controlling entity.

     "Common Stock" shall mean the common stock of the Company.

     "Company" shall mean Community Bank System, Inc.

     "Director" shall mean (i) any member of the Board who is not an employee of the Bank or the Company but shall not include an individual serving solely as an advisory or emeritus director, and (ii) any member of the board of directors of a Subsidiary whom the Board has specifically selected, in a written resolution, for participation in this Plan.

     "Effective Date" shall mean January 1, 1996.

     "Election Form" shall mean the form attached hereto as Exhibit "A".

     "Executive Officer" shall mean President and Chief Executive Officer, and the Chief Financial Officer of the Company.

     "Final Valuation Date" shall mean the December 31st immediately preceding the beginning date for the payment of Benefits pursuant to Article III of the Plan.

     "Just Cause" shall mean in the good faith determination of the Board, the Participant's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order.

     "Offset Stock Option" shall mean any stock option that is granted to a Participant pursuant to an agreement that expressly provides for a reduction in a Participant's Account based on the formula set forth in Article II hereof.

     "Participant" means an individual who has served as a Director, provided that a Director shall not become a Participant until the January 1 which next follows his or her completion of six months of service as a Director.

     "Plan" shall mean this Community Bank System, Inc. Stock Balance Plan for Directors.

     "Safe Performance Factor" shall be determined on an annual basis by the Company's personnel committee, as appointed by the Board from time to time. The formula for calculating the Safe Performance Factor for each calendar year shall be determined before it begins (and in the absence of timely action shall be unchanged from the prior year).

     "Subsidiary" shall mean any company as to which the Company or the Bank is an 80% or more owner for federal income tax purposes.

     "Trust" and "Trust Agreement" shall mean that agreement entered into pursuant to the terms hereof between the Company and the Trustee, and "Trust" means the trust created thereunder.

     "Trustee" shall mean that person(s) or entity appointed by the Board pursuant to the Trust Agreement to hold legal title to the Plan Assets for the purposes set forth herein.

     "Year of Service" shall mean any calendar year, whether before or after the Effective Date, during which the Participant (i) served as a director of the Company, the Bank, or a Subsidiary (whether or not as an employee of the Company or the Bank) or as a director of a predecessor to the Company, the Bank, or a Subsidiary, (ii) attended at least 75% of the Board or Board committee meetings he or she was scheduled to attend during such calendar year, and (iii) served as a Director on the last day of such calendar year.

                                   ARTICLE II
                               CREDITS TO ACCOUNTS

     On the Effective Date, the Company shall establish an Account for each Participant and credit each Participant's Account with a dollar amount equal to the product of (i) 200, (ii) the number of the Participant's Years of Service, after December 31, 1980, but prior to January 1, 1996, and (iii) the per share fair market value of the Common Stock on December 31, 1995.

     On December 31st of each calendar year beginning on or after the Effective Date, the Company shall credit the Account of each Participant who is credited with a Year of Service for such calendar year with a dollar amount equal to the sum of (i) the product of 200, the per share value of the Common Stock on such date, and the Safe Performance Factor, and (ii) the product of the Participant's Account balance determined as of the preceding December 31st and the average total annual percentage return on a share of Common Stock over the immediately preceding one-year period, provided that for Plan years ending on December 31, 1996 and

December 31, 1997, such average total annual return percentage shall be determined based on the one-year period ended December 31, 1996, and the two-year period ended December 31, 1997, respectively. In addition, the Company shall reduce the Account of each Participant by a dollar amount equal to the product of (i) the number of shares of Common Stock subject to any Offset Stock Option granted to the Participant, regardless of whether or not such stock option has been exercised, and (ii) the excess of the fair market value of a share of Common Stock on the December 31st in the fiscal year prior to the Participant's termination of service as a director over the exercise price per share associated with any Offset Stock Options granted to the Participant (but not below zero).

     The number of the Participant's Years of Service on the Board shall determine his or her vested interest in his or her Account in accordance with the following schedule:

                        Full Years of            Participant's
                    Service as a Director       Vested Percentage
                    ---------------------       -----------------
                         Less than 6                   0%
                          6 or more                  100%

     Notwithstanding the foregoing, a Participant's vested percentage shall accelerate to 100% upon the first day of the month immediately following the month in which: (i) the Participant retires from service on the Board on or after attaining age 70, or (ii) the Participant terminates service as a Director due to his or her death or disability (as determined by the Board with such Participant abstaining from voting). Notwithstanding any other provision of this Plan to the contrary, a Participant's vested percentage shall immediately accelerate to 100% upon a Change in Control.

                                   ARTICLE III
                   DISTRIBUTIONS FROM ACCOUNTS; ELECTION FORMS

     To the extent vested, a Participant's Account shall be paid over a term of three years, five years, or ten years, as selected by the Participant in an executed Election Form. Elections pursuant to an Election Form shall be irrevocable with respect to the time and method of payment of a Participant's Benefits, and shall be made in this respect within thirty days of the date when a Director first becomes a Participant. In the absence of a timely election, a Participant's Benefits will automatically be paid over a three-year term. Notwithstanding the foregoing, the Executive Officers of the Company shall have the right , only in connection with a Change in Control, in their sole discretion to vary the manner and time of making distributions to Participants. Notwithstanding the Participant's election, such distribution may be made over a shorter or longer period of time as that originally elected by the Participant, as the Executive Officers of the Company may find appropriate. In the event the Board accelerates the timing of payment of Benefits pursuant to this paragraph, the Company shall make a cash payment to the Participant in an amount sufficient to hold the Participant harmless from any tax liability attributable to the acceleration of the timing of payment of Benefits.

     Payments pursuant to this Article will be payable in cash on a monthly basis beginning on the first day of the first month following the later of the month during which the Participant attains age 55, or terminates service on the Board; provided, that no Benefits will be payable pursuant to this Plan to a Participant or the Participant's Beneficiary if the Participant's service as a Director is terminated for Just Cause. Monthly payments pursuant to this Article shall be made in cash in substantially equal amounts determined by using the interest method of calculation to amortize the Participant's Account balance as of the Final Valuation Date. For this purpose, the rate of interest shall equal the average daily yield, during the month of December that ends with the Final Valuation Date, on United States Treasury bills having a term which most closely equals the number of years over which the Participant's Benefits are scheduled for payment.

     Notwithstanding any other provision of this Plan to the contrary, in the event that the Board, in its sole discretion, determines that a former Participant has engaged in misconduct which would have constituted Just Cause for dismissal if the former Participant were then serving on the Board, then the Board may reduce or rescind, without the consent of the Participant, any or all Benefits payable to the Participant or his or her Beneficiary.

                                   ARTICLE IV
                               SOURCE OF BENEFITS

     Benefits shall constitute an unfunded, unsecured promise by the Company to provide such payments in the future, as and to the extent such Benefits become payable. Benefits shall be paid from the general assets of the Company, and no person shall, by virtue of this Plan, have any interest in such assets (other than as an unsecured creditor of the Company). For any fiscal year during which a Trust, as described herein at Article VII, is maintained, (i) the Trustee shall inform the Board annually prior to the commencement of each fiscal year as to the manner in which such trust assets shall be invested, and (ii) the Board shall, as soon as practicable after the end of each fiscal year of the Company, provide the Trustee with a schedule specifying the amounts payable to each Participant, and the time for making such payments.

                                    ARTICLE V
                                   ASSIGNMENT

     Benefits may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, or any other provision of this Plan, a Participant who holds Benefits may transfer such Benefits to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. Benefits so transferred may thereafter be transferred only to the Participant who originally received the grant or to an individual or trust to whom the Participant could have initially transferred the Plan Benefits pursuant to this Paragraph.

Benefits which are transferred pursuant to this Paragraph shall be held by the transferee according to the same terms and conditions as applied to the Participant.

                                   ARTICLE VI
                            NO RETENTION OF SERVICES

     The Benefits payable under this Plan shall be independent of, and in addition to, any other compensation payable by the Company to a Participant, whether in the form of fees, bonus, retirement income under benefit plans sponsored or maintained by the Company, or otherwise. This Plan shall not be deemed to constitute a contract of employment between the Company and any Participant.

                                   ARTICLE VII
                               RIGHTS OF DIRECTORS

     The rights of the Directors and of their Beneficiaries (if any) shall be solely those of unsecured creditors of the Company. In the event that the Company shall establish an irrevocable Trust to be attached as Exhibit "B" hereto ("Trust Plan"), such assets of the Company may be held by such Trust pursuant to such Trust Plan, subject to claims by general creditors of the Company by appropriate judicial action as provided by such Trust Plan.

                                  ARTICLE VIII
                                 REORGANIZATION

     The Company agrees that it will not merge or consolidate with any other corporation or organization, or permit its business activities to be taken over by any other organization, unless and until the succeeding or continuing corporation or other organization shall expressly assume the rights and obligations of the Company herein set forth. The Company further agrees that it will not cease its business activities or terminate its existence, other than as heretofore set forth in this paragraph, without having made adequate provision for the fulfillment of its obligation hereunder.

     A Participant shall have the right to receive a distribution of shares of Common Stock equal to the number of shares of Common Stock credited to the Participant pursuant to this Stock Balance Plan and a distribution of shares of Common Stock equal to the projected (Projected using this formula: (a) Current stock price on date of May annual meeting 1998; (b) Total return on CBSI stock each year including dividend yield 13.00%; (c) Safe Performance Factor for each year of 110% minimum of 200 shares.) number of shares of Common Stock that would have been credited to the Participant at normal retirement age (70) had any of the occurrences set out below not occurred.

     This distribution shall take place upon any of the following occurrences:

          (i) a Change in Control;

          (ii) the date five days before the record date for solicitation of proxies for an event that would constitute a Change in Control; or,

          (iii) the date one business day before the closing date for a tender offer not solicited by the Company's Board. In such event, the Participant shall receive shares of Common Stock, and such issuance of Common Stock will occur no later than five business days after a proposal for an event that either constitutes a Change in Control or a commencement of a tender offer not solicited by the Company's Board of Directors.

               If Common Stock is issued pursuant to the preceding sentence, the Company shall make a cash payment to the Participant in an amount to hold the Participant harmless from any tax liability attributable to the entire issuance of Common Stock (including but not limited to ordinary State and Federal Income Tax and Self-Employment Tax).

                                   ARTICLE IX
                            AMENDMENT AND TERMINATION

     The Board may amend or terminate the Plan at any time, provided that no such amendment or termination shall, without the written consent of an affected Participant, alter or impair any rights of the Participant under the Plan.

                                    ARTICLE X
                                    STATE LAW

     This Plan shall be construed and governed in all respects under and by the laws of the State of New York. If any provision of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

                                   ARTICLE XI
                                HEADINGS; GENDER

     Headings and subheadings in this Plan are inserted for convenience and reference only and constitute no part of this Plan. This Plan shall be construed, where required, so that the masculine gender includes the feminine.

                                   ARTICLE XII
                           INTERPRETATION OF THE PLAN

     The Board shall have sole and absolute discretion to administer, construe, and interpret the Plan, and the decisions of the Board shall be conclusive and binding on all affected parties (unless such decisions are arbitrary and capricious).

                                                                     Exhibit "I"

                           COMMUNITY BANK SYSTEM, INC.
                        STOCK BALANCE PLAN FOR DIRECTORS

                         -------------------------------

                                  Election Form

                         -------------------------------


     AGREEMENT, made this ____ day of ________, 199_, by and between ____________ (the "Participant"), and Community Bank System, Inc. (the "Company").

     WHEREAS, the Company has established the Community Bank System, Inc., Stock Balance Plan for Directors (the "Plan"), and the Participant is eligible to participate in the Plan, and both parties recognize that the Plan is controlling and that words herein that begin specially with a capital letter have the meaning set forth in the Plan;

     NOW THEREFORE, it is mutually agreed as follows:

     1. Form of Payment. The Participant, by the execution hereof, agrees to participate in the Plan upon the terms and conditions set forth therein, and, in accordance therewith, elects to have his Benefits paid in the form of monthly payments over a term of ___ years. [Note: this number must be either 3, 5, or 10 years.]

     2. Designation of Beneficiary. The Participant hereby directs that death benefits payable under Article III of the Plan be distributed to the beneficiary designated below, if living, in cash, in the manner elected in paragraph 1 hereof:


              ====================================================
               Name of Beneficiary           Mailing Address
              ----------------------------------------------------


              ====================================================

     If the Participant and the Participant's Beneficiary fail to survive to collect all payments elected pursuant to this Agreement, then all remaining payments shall be made to the Participant's estate.

     3. Company's Commitment. The Company agrees to make payment of all amounts due the Participant in accordance with the terms of the Plan and the elections made by the Participant herein.

Election Form
Page 2




     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above-written.

Witnessed by:                         PARTICIPANT

_____________________                 ___________________________
Print Name:_________________          Participant



Witnessed by:                         COMPANY

                                      COMMUNITY BANK SYSTEM, INC.
Print Name:____________________
                                    By_____________________________
                                       Its_________________________

                           COMMUNITY BANK SYSTEM, INC.

                  1994 LONG-TERM INCENTIVE COMPENSATION PROGRAM
                      Including First and Second Amendments


     1. Preamble. Effective as of July 1, 1984, the Board of Directors of Community Bank System, Inc. adopted the Community Bank System, Inc. Long Term Incentive Compensation Program ("1984 Program"). The 1984 Program provided for the granting of incentive stock options, non-statutory stock options, retroactive stock appreciation rights, and restricted stock awards. The 1984 Program also provided that no option could be granted under that program after June 30, 1994.

     This document sets forth the terms of the Community Bank System, Inc. 1994 Long Term Compensation Program ("1994 Program"), which shall become effective as of July 1, 1994, contingent upon the approval of the 1994 Program by the shareholders of Community Bank System, Inc. Options and other rights granted prior to July 1, 1994 pursuant to the 1984 Program shall remain subject to the terms of the 1984 Program and any implementing agreements. Options and other rights described in this 1994 Program document shall be granted after June 30, 1994 in accordance with the terms of this 1994 Program document.

     2. Purpose. The purpose of the 1994 Program is to promote the interests of the Bank by providing current and future directors, officers and other key employees with an equity or equity-based interest in the Bank, so that the interests of such directors and employees will be closely associated with the interest of shareholders by reinforcing the relationship between shareholder gains and compensation. Pursuant to this 1994 Program, eligible directors may receive formula awards and eligible employees may receive (a) Incentive Stock Options, (b) Non-Statutory Stock Options, (c) Retroactive Stock Appreciation Rights, and/or (d) Restricted Stock Awards.

     3. Eligibility. Directors and Officers of the Bank or its Subsidiaries, and other key employees of the Bank or its Subsidiaries, shall be eligible to participate in the 1994 Program. Employee participants shall be selected by the Committee based upon such factors as the employee's past and potential contributions to the success, profitability, and growth of the Bank.

     4. Definitions. As used in this 1994 Program,

     (a) "Bank" shall mean Community Bank System, Inc.

     (b) "Board of Directors" shall mean the Board of Directors of the Bank.

     (c) "Committee" shall mean the committee appointed by the Board of Directors to administer the 1994 Program in accordance with Paragraph 15.

     (d) "Common Stock" shall mean the Common Stock, no par value, of the Bank.

     (e) "Disinterested Director" shall mean a number of the Board of Directors who has not, at any time within one year prior to the member's participating in the administration of the 1994 Program, received stock, stock options (except for formula awards pursuant to the last paragraph of Paragraph 6 hereof), stock appreciation rights or any other equity security of the Bank pursuant to the 1994 Program or any other plan of the Bank or its affiliates.

     (f) "Eligible Directors and Employees" shall mean persons described in Paragraph 3.

     (g) "Incentive Stock Option" shall mean the right granted to an Eligible Employee to purchase Common Stock under this 1994 Program, the grant, exercise and disposition of which are intended to comply with, and to be governed by, Internal Revenue Code Section 422.

     (h) "Market Value per Share" shall mean, at any date, the fair market value per share of the shares of Common Stock, as described in good faith by the Committee.

     (i) "Non-Statutory Stock Option" shall mean the right granted to an Eligible Employee or Director to purchase Common Stock under this 1994 Program, the grant, exercise and disposition of which are not intended to be subject to the requirements and limitations of Internal Revenue Code Section 422.

     (j) "Optionee" shall mean the Eligible Employee or Director to whom an Option Right is granted pursuant to an agreement evidencing an outstanding Incentive Stock Option or Non-Statutory Stock Option.

     (k) "Option Right" shall mean the right to purchase a share of Common Stock upon exercise of an outstanding Incentive Stock Option or Non-Statutory Stock Option.

     (l) "Restricted Stock Award" shall mean an award of Common Stock to an Eligible Employee that is subject to the restrictions described in Paragraph 10 and subject to tax under Internal Revenue Code Section 83.

     (m) "Retroactive Stock Appreciation Rights" shall mean an Eligible Employee's right to receive payments described in Paragraph 9.

     (n) "Subsidiary" shall mean any corporation in which (at the time of determination) the Bank owns or controls, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock issued by the corporation.

     5. Shares Available Under the 1994 Program.

     (a) The shares of Common Stock which may be made the subject of Option Rights or Restricted Stock Awards pursuant to this 1994 Program may be either
(i) shares of original issue, (ii) treasury shares, (iii) shares held in a grantor trust maintained by the Bank, or (iv) a combination of the foregoing.

     (b) Subject to adjustments in accordance with Paragraph 12 of this 1994 Program, the maximum number of shares of Common Stock that may be the subject of Option Rights, Retroactive Stock Appreciation Rights or Restricted Stock Awards granted pursuant to this 1994 Program shall be 985,000 shares of Common Stock which are made available by virtue of this 1994 Program.

     6. Grants of Option Rights Generally. The Committee, or the full Board, may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Option Rights to Eligible Directors or Employees. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

     (a) Each grant shall specify whether it is intended as a grant of Incentive Stock Options or Non-Statutory Stock Options.

     (b) Each grant shall specify the number of shares of Common Stock to which it pertains.

     (c) Each grant shall specify an option price not less than 50% of the Market Value per Share on the date the Option Right is granted.

     (d) Successive grants may be made to the same Eligible Employee whether or not any Option Rights previously granted to such Eligible Employee remain unexercised.

     (e) Upon exercise of an Option Right, the entire option price shall be payable (i) in cash, (ii) by the transfer to the Bank by the Optionee of shares of Common Stock with a value (Market Value per Share times the number of shares) equal to the total option price, or (iii) by a combination of such methods of payment. Payment may not be made with Common Stock issued to the Optionee by the Bank upon his or her prior exercise of an option under this 1994 Program or any other option plan unless the Common Stock received upon that prior exercise shall have been held by the Optionee for at least one year.

     (f) Each grant of Option Rights shall be evidenced by an agreement executed on behalf of the Bank by any officer designated by the Committee for this purpose and delivered to and accepted by the Eligible Employee and shall contain such terms and provisions, consistent with this 1994 Program, as the Committee may approve.

     As soon as practicable after each January 1 occurring after 1995, each non-employee member of the Board of Directors (or of the board of directors of a Subsidiary whom the Board of Directors has specifically selected, in a written resolution, for participation in this 1994 Program) who has (i) attended at least 75% of the Board of Directors or Board committee meetings he or she was scheduled to attend during the immediately preceding calendar year, (ii) served as a director of the Bank or a Subsidiary on the last day of such calendar year, and (iii) completed at least six months of service on the Board of Directors (or on the board of directors of a Subsidiary) shall be granted a Non-Statutory Stock Option, provided that the first such annual grant of a Non-Statutory Stock Option shall be to purchase 1,160 shares of Common Stock, and each subsequent annual grant of a Non-Statutory Stock Option shall be to purchase 2,000 shares of Common Stock. Notwithstanding the foregoing, to the extent that the Committee determines that grants may be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended ("Rule 16b-3"), each Non-Statutory Stock Option granted pursuant to the preceding sentence shall relate to a number of shares of Common Stock which shall be determined based on the financial performance of the Bank. Such financial performance of the Bank shall be determined based on factors including but not limited to the Bank's return on assets, measures of the Bank's asset quality, and the Bank's CAMELS rating. Each Non-Statutory Stock Option granted pursuant to this paragraph shall be granted at an option price per share equal to the Market Value per share on the date of grant and be fully exercisable upon its date of grant, provided that shares of Common Stock acquired pursuant to the exercise of such a Non-Statutory Stock Option may not be sold or otherwise transferred by a director within six months of such grant.

     7. Special Rules for Grants of Incentive Stock Options.

     (a) Notwithstanding Paragraph 6(c), if an Incentive Stock Option is granted to any Eligible Employee who, immediately after such option is granted, is considered to own stock possessing more than ten percent of the combined voting power of all classes of stock of the Bank, or any of its subsidiaries, the option price per share shall be not less than 110 percent of the Market Value per Share on the date of the grant of the option, and such option may be exercised only within five years of the date of the grant.

     (b) The period of each Incentive Stock Option by its terms shall be not more than ten years from the date the option is granted as specified by the Committee.

     (c) The Committee shall establish the time or times within the option period when the Incentive Stock Option may be exercised in whole or in such parts as may be specified from time to time by the Committee, except that Incentive Stock Options shall not be exercisable earlier than one year, nor later than 10 years, following the date the option is granted. The date of grant of each Option Right shall be the date of its authorization by the Committee.

     (d) Except as provided in Paragraph 13, or as may be provided by the Committee at the time of grant, (i) in the event of the Optionee's termination of employment due to any cause, including death or retirement, rights to exercise Incentive Stock Options shall cease, except for those which are exercisable as of the date of termination, and (ii) rights that are exercisable as of the date of termination shall remain exercisable for a period of three months following a termination of employment for any cause other than death or disability, and for a period of one year following a termination due to death or disability. However, no Incentive Stock Option shall, in any event, be exercised after the expiration of ten years from the date such option is granted, or such earlier date as may be specified in the option.

     (e) No Incentive Stock Options shall be granted hereunder to any Optionee that would allow the aggregate fair market value (determined at the time the option is granted) of the stock subject of all post-1986 incentive stock options, including the Incentive Stock Option in question, which such Optionee may exercise for the first time during any calendar year, to exceed $100,000. The term "post-1986 incentive stock options" shall mean all rights, which are intended to be "incentive stock options" under the Internal Revenue Code, granted on or after January 1, 1987 under any stock option plan of the Bank or its Subsidiaries. If the Bank shall ever be deemed to have a "parent", as such term is used for purposes of Section 422 of the Internal Revenue Code, then rights intended to be "incentive stock options" under the Internal Revenue Code, granted after January 1, 1987 under such parent's stock option plans, shall be included with the terms of the definition of "post-1986 incentive stock options".

     8. Special Rules for Grants of Non-Statutory Stock Options.

     (a) Except as provided in Paragraph 13, or as may be provided by the Committee at the time of grant, (i) in the event of the Optionee's termination of employment due to death or disability, rights to exercise Non-Statutory Stock Options that are exercisable as of the date of termination shall remain exercisable for two years following termination, (ii) in the event of the Optionee's termination of employment due to any other reason, the rights to exercise Non-Statutory Stock Options that are exercisable as of the date of termination shall remain exercisable for three months following termination, and
(iii) the right to exercise Non-Statutory Stock Options that are not exercisable as of the date of termination shall be forfeited.

     (b) The Bank shall not issue stock certificates to an Optionee who exercises a Non-Statutory Stock Option, unless payment of the required lawful withholding taxes has been made to the Bank by check, payroll deduction or other arrangements satisfactory to the Committee.

     (c) Notwithstanding any other provision of this 1994 Program to the contrary and except as provided in Paragraph 13 hereof, Non-Statutory Stock Options issued pursuant to the last paragraph of Paragraph 6 shall be exercisable until the earlier of (i) the expiration date that the Committee specifies in the grant of the Non-Statutory Stock Options, or (ii) termination of the Optionee's service on the Board of Directors for Just Cause, or (iii) an earlier date designated by the Committee. For the purposes of this Paragraph 8(c), "Just Cause" shall mean, in the good faith determination of the Committee, the Optionee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order. Additionally, in the event that the Committee, in its sole discretion, determines that an Optionee who has left service with the Bank or Subsidiary engaged in misconduct which would have constituted Just Cause for dismissal if the Optionee were then serving with the Bank or a Subsidiary, then the Committee may rescind, without the consent of the Optionee, any or all unexercised Option Rights held by the Optionee.

     9. Retroactive Stock Appreciation Rights. Upon such conditions and limitations it deems advisable, the Committee may authorize (a) the surrender of the right to exercise all or a portion of an Option Right granted under the 1994 Program that is exercisable at the time of surrender, and (b) the payment in exchange for the surrender of an amount of up to the excess of the Market Value per Share at the time of surrender of the shares covered by the option, or portion thereof, surrendered over the option price of such shares. Such payment may be made in shares of Common Stock valued at fair market value or in cash or partly in cash and partly in shares of Common Stock, at the Committee's sole discretion. The shares of Common Stock covered by any Option Right, or portion thereof, as to which the right to purchase has been so surrendered shall not again be available for purposes of Option Rights under the 1994 Program.

     10. Restricted Stock Awards.

     (a) Shares of Common Stock granted pursuant to a Restricted Stock Award issued under the 1994 Program (except as otherwise provided in the 1994 Program) shall not be sold, exchanged, transferred, assigned, pledged, hypothecated, or otherwise disposed of, for the period of time determined by the Committee in its absolute discretion (the "Forfeiture Period"). Except as provided in Paragraph 13, or as may be provided by the Committee at the time of grant, if the recipient's employment with the Bank or any of its Subsidiaries terminates prior to the expiration of the Forfeiture Period for any reason other than death or disability, the recipient shall, on the date employment terminates, forfeit and surrender to the Bank the number of shares of Common Stock with respect to which the Forfeiture Period has not expired as of the date employment terminates. If Common Stock is forfeited, dividends paid on those shares during the Forfeiture Period may be retained by the recipient.

     (b) Upon each grant of a Restricted Stock Award, the Committee shall fix the Forfeiture Period. Each certificate of Common Stock issued pursuant to the Restricted Stock Award shall bear a legend to reflect the Forfeiture Period until the Forfeiture Period expires. As a condition to issuance of Common Stock to an Eligible Employee, the Committee may require the Eligible Employee to enter into an agreement providing for the Forfeiture Period and such other terms and conditions that it prescribes, including, but not limited to, a provision that Common Stock issued to the to the Eligible Employee shall be held by an escrow agent until the Forfeiture Period lapses. The Committee also may require a written representation by the Eligible Employee that he or she is acquiring the shares for investment.

     (c) When the Forfeiture Period with respect to shares to Common Stock lapses, a certificate for such shares shall be issued, free of any escrow; such certificate shall not bear a legend relating to the Forfeiture Period.

     (d) Each Eligible Employee shall agree, at the time he or she receives a Restricted Stock Award and as a condition thereof, to pay or make arrangements satisfactory to the Committee regarding the payment to the Bank of any federal, state or local taxes of any kind required by law to be withheld with respect to any award or with respect to the lapse of any restrictions on shares of restricted Common Stock awarded under this 1994 Program, or the waiver of any forfeiture hereunder, and also shall agree that the Bank may, to the extent permitted by law, deduct such taxes from any payments of any kind due or to become due to such recipient from the Bank, sell by public or private sale, with ten days notice or such longer notice as may be required by applicable law, a sufficient number of shares of Common Stock so awarded in order to cover all or part of the amount required to be withheld, or pursue any other remedy or law or in equity. In the event that the recipient of shares of Common Stock under this 1994 Program shall fail to pay to the Bank all such federal, state and local taxes, or to make arrangements satisfactory to the Committee regarding the payment of such taxes, the shares to which such taxes relate shall be forfeited and returned to the Bank.

     (e) The Committee shall have the authority at any time to accelerate the time at which any or all or the restrictions set forth in this 1994 Program with respect to any or all shares of restricted Common Stock awarded hereunder shall lapse.

     (f) If an Eligible Employee dies, or terminates employment with the Bank because of disability before the expiration of a Forfeiture Period, the Forfeiture Period on any Common Stock owned by the Eligible Employee shall lapse on the date of death or on the date that employment terminates because of disability, provided such date is not less than four years subsequent to the date of the award. If the date of death or disability is within four years of the date of the awards, the Committee, in its sole discretion, can waive the Forfeiture Period as to any or all of the stock.

     10A. Deferred Stock Awards. The Committee may make awards to Eligible Directors and Employees, in lieu of cash compensation for future services, in the form of freely-transferable shares of Common Stock whose delivery is deferred for later distribution in accordance with the Eligible Director's or Employee's election. An Eligible Director's or Employee's most recent distribution election pursuant to this paragraph shall be honored if made either
(i) more than one year before the date on which the Eligible Director or Employee terminates service for any reason, or (ii) before March 18, 1998, or
(iii) more than 90 days before a Change in Control. Nevertheless, beneficiary designations made pursuant to executed Distribution Election Forms shall be revocable during the Eligible Director's or Employee's lifetime and the Eligible Director or Employee may, by submitting an effective superseding distribution election form at any time or from time to time, prospectively change the designated beneficiary and the manner of payment to a beneficiary.

     11. Transferability. No Option Right shall be transferable by an Optionee other than by will or the laws of descent and distribution. Option Rights shall be exercisable during the Optionee's lifetime only by the Optionee. Other rights granted pursuant to this 1994 Program also shall not be subject to assignment, alienation, lien, transfer, sale or exchange.

     12. Adjustments. The Committee may make or provide for such adjustments in the maximum number of shares of Common Stock specified in Paragraph 5 of this 1994 Program, in the numbers of shares of Common Stock covered by other rights granted hereunder, and in the prices per share applicable under all such rights, as the Committee in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Optionees that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Bank, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities, or any other transaction or event having an effect similar to any of the foregoing.

     13. Change in Control.

     (a) Notwithstanding any other term or provision of this 1994 Program, in the event the employment of an Eligible Employee is terminated, for any reason other than death or disability, within one year following a "Change in Control" (as defined in (b) below):

           (i) all Option Rights granted to the Eligible Employee under this 1994 Program prior to the date of termination, but not exercisable as of such date, shall become exercisable automatically as of the later of the date of termination or one year after the date the Option Right was granted;

          (ii) any Option Right that is exercisable as of the date of termination, or that becomes exercisable pursuant to (i) above, shall remain exercisable until the end of the exercise period provided in the original grant of the Option Right (determined without regard to the Eligible Employee's termination of employment); and

         (iii) any Forfeiture Period (with respect to a Restricted Stock Award) that shall be unexpired as of the date of termination shall expire automatically as of such date.

     (b) For purpose of this 1994 Program, a "Change of Control" shall be deemed to have occurred if:

                    "Change in Control" shall mean the occurrence of any one of the following events: (1) any "person" including a "group" as determined in accordance with the Section 13(d)(3) of the

          Securities Exchange Act of 1934 ("Exchange Act"), is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30 percent or more of the combined voting power of the Company's then outstanding securities; (2) as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination (a "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company; (3) the Company is merged or consolidated with another corporation and as a result of the merger or consolidation less than 70 percent of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former stockholders of the Company, other than (A) affiliates within the meaning of the Exchange Act, or (B) any party to the merger or consolidation; (4) a tender offer or exchange offer is made and consummated for the ownership of securities of the Company representing 30 percent or more of the combined voting power of the Company's then outstanding voting securities; or (5) the Company transfers substantially all of its assets to another corporation which is not controlled by the Company. The following events shall also constitute a "Change in Control" for purposes of this Plan: (i) the election of a director of the Company who is not nominated by its Board of Directors; (ii) the approval, by the Company's stockholders, of a proposal to pursue a transaction in which the Company would not be the surviving or controlling entity.

     14. Fractional Shares. The Bank shall not be required to issue any fractional shares of Common Stock pursuant to this 1994 Program. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

     15. Administration of the 1994 Program.

     (a) This 1994 Program shall be administered by the Committee, which shall consist of not less than three Disinterested Directors. No right (other than a formula award pursuant to the last paragraph of Paragraph 6 hereof) shall be granted under this 1994 Program to any member of the Committee so long as membership continues.

     (b) The Committee shall have the power to interpret and construe any provision of this 1994 Program. The interpretation and construction by the Committee of any provision of this 1994 Program or of any agreement evidencing the grant of rights hereunder, and any determination by the Committee pursuant to any provision of this 1994 Program or of any such agreement, shall be final and binding. No member of the Committee shall be liable for any such action or determination made in good faith.

     16. Amendments, Termination, Etc.

     (a) This 1994 Program may be amended from time to time by resolutions of the Board of Directors, provided that no such amendment shall (i) increase the maximum numbers of shares of Common Stock specified in Paragraph 5 of this 1994 Program (except that adjustments authorized by Paragraph 12 of this 1994 Program shall not be limited by this provision), or (ii) change the definition of "Eligible Employees", without further approval by the stockholders of the Bank.

     (b) The Committee may, with the concurrence of the affected Optionee, cancel any agreement evidencing Option Rights granted under this 1994 Program. In the event of such cancellation, the Committee may authorize the granting of new Option Rights (which may or may not cover the same number of shares which had been the subject of the prior agreement) in such manner, at such option price and subject to the same terms and conditions as, under this 1994 Program, would have been applicable had the canceled Option Rights not been granted.

     (c) In the case of any Option Right not immediately exercisable in full, the Committee in its discretion may accelerate the time at which the Option Right may be exercised, subject to the limitation described in Paragraph 7(c).

     (d) Notwithstanding any other provision of the 1994 Program to the contrary, (i) the 1994 Program may be terminated at any time by resolutions of the Board of Directors, and (ii) no rights shall be granted pursuant to this 1994 Program after June 30, 2004.

                                    APPENDIX
                    (Pursuant to Rule 304 of Regulation S-T)

1. Page 21 contains a description in tabular form of a graph entitled "Performance Graph" which represents the comparison of the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the NASDAQ Index and the NASDAQ Bank Stocks Index for the period of each of the years commencing December 31, 1992 and ending December 31, 1997, which graph is contained in the paper format of this Proxy Statement being sent to Stockholders.

                              [FORM OF PROXY CARD]

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                           COMMUNITY BANK SYSTEM, INC.
                             5790 WIDEWATERS PARKWAY
                           DEWITT, NEW YORK 13214-1883


     The undersigned hereby appoints Charles M. Ertel and Loretta L. Marx proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Community Bank System, Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of the Company to be held May 13, 1998 or any adjournment thereof.

       (Continued, and to be marked, dated and signed, on the other side)

--------------------------------------------------------------------------------

                         Please mark your votes as indicated in this example [X]



ITEM 1: ELECTION OF DIRECTORS                      FOR               WITHHELD
Nominees: John M. Burgess, James A. Gabriel,                         FOR ALL
Earl W. MacArthur                                  [ ]               [ ]

WITHHELD FOR: (Write that nominee's name in the space provided below.)

ITEM 2: APPROVE AMENDMENTS TO THE                  FOR       AGAINST     ABSTAIN
COMPANY'S 1994 LONG TERM INCENTIVE
COMPENSATION PROGRAM, STOCK BALANCE                [ ]       [ ]         [ ]
PLAN, AND DEFERRED COMPENSATION PLAN
FOR DIRECTORS



In their discretion, such attorneys-in-fact and proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy, when properly executed will be voted as directed herein by the undersigned.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 and 2. Please check below to indicate whether you plan to attend Annual Meeting.

will attend                will not attend

[ ]                        [ ]


Signature_______________________Signature__________________________Date_________
Note: Please sign as names appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.